Exhibit 10.4

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

among

CDP HOLDINGS, LTD

CDP GROUP LIMITED

CDP INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

(薪得付信息技术 (上海) 有限公司)

CDP INFORMATION TECHNOLOGY (SUZHOU INDUSTRIAL PARK) CO., LTD.

(薪得付信息技术 (苏州工业园区) 有限公司)

KUNSHAN CDP INFORMATION TECHNOLOGY CO., LTD.

(昆山薪得付信息技术有限公司)

SHANGHAI CAISHUO HUMAN RESOURCES INFORMATION CONSULTING CO., LTD.

(上海才烁人才信息咨询有限公司)

SHANGHAI CAISHUO HUMAN RESOURCES SERVICE CO., LTD.

(上海才烁人力资源服务有限公司)

NINGBO CAISHUO HUMAN RESOURCES SERVICE CO., LTD.

(宁波才烁人力资源服务有限公司)

KUNSHAN CAISHUO HUMAN RESOURCES SERVICE CO., LTD.

(昆山才烁人力资源服务有限公司)

SHANGHAI CDP HUMAN RESOURCES MANAGEMENT CO., LTD.

(上海薪得付人力资源管理有限公司)

GARAMOND PARTNERS LIMITED

MR. WEI WANG

MS. WEI LU

OTHER ORDINARY SHAREHOLDERS

SERIES A INVESTORS

SERIES B INVESTORS

SERIES C INVESTORS

and

NORTH HAVEN PRIVATE EQUITY ASIA CLEVELAND COMPANY LIMITED

Dated as of October 19, 2016

TABLE OF CONTENT

1.	CERTAIN DEFINITIONS	3

2.	FINANCIAL STATEMENTS AND REPORTS AND INFORMATION AND INSPECTION RIGHTS	12

3.	ELECTION OF DIRECTORS; MANAGEMENT	13

4.	RIGHT OF PARTICIPATION	16

5.	RIGHT OF FIRST REFUSAL; CO-SALE RIGHT	17

6.	REPRESENTATIONS AND WARRANTIES; COVENANTS AND UNDERTAKINGS	23

7.	DEMAND REGISTRATION	29

8.	PIGGYBACK REGISTRATION	32

9.	EXPENSES OF REGISTRATION	34

10.	TERMINATION OF REGISTRATION RIGHTS	34

11.	REGISTRATION PROCEDURES AND OBLIGATIONS	34

12.	INFORMATION FURNISHED BY HOLDER	36

13.	INDEMNIFICATION	36

14.	LOCK-UP OR MARKET STANDOFF	38

15.	NO-ACTION LETTER OR OPINION OF COUNSEL IN LIEU OF REGISTRATION; CONVERSION OF PREFERRED SHARES	39

16.	REPORTS UNDER THE EXCHANGE ACT	39

17.	TRANSFER OF RIGHTS	40

18.	LEGEND; STOP TRANSFER INSTRUCTIONS	40

19.	MEETINGS OF SHAREHOLDERS	40

20.	COVENANTS	41

21.	ESTABLISHMENT OF COMPENSATION COMMITTEE; ESOP	46

22.	MISCELLANEOUS	47

23.	CONFIDENTIALITY AND ANNOUNCEMENTS	52

EXHIBIT A INDEMNIFICATION DEED		A-1

EXHIBIT B ADHERENCE DEED		B-1

i

CDP HOLDINGS, LTD

SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made as of October 19, 2016, by and among:

(1)	CDP Holdings, Ltd, an exempted company incorporated under the Laws of the Cayman Islands (the “Company”);

(2)	CDP Group Limited, a business company incorporated under the Laws of the British Virgin Islands (the “BVI Subsidiary”);

(3)	CDP Information Technology (Shanghai) Co., Ltd. (薪得付信息技术 (上海) 有限公司), a wholly foreign-owned enterprise registered in Shanghai, PRC ( the “Shanghai WFOE”);

(4)	CDP Information Technology (Suzhou Industrial Park) Co., Ltd. (薪得付信息技术 (苏州工业园区) 有限公司 ), a wholly foreign-owned enterprise registered in Jiangsu, PRC (the “Suzhou WFOE”)

(5)

Kunshan CDP Information Technology Co., Ltd. (昆山薪得付信息技术有限公司), a wholly foreign-owned enterprise registered in Jiangsu, PRC (the “Kunshan WFOE” and, together with Shanghai WFOE and Suzhou WFOE, the “WFOEs”, and each a “WFOE”);

(6)	Shanghai Caishuo Human Resources Information Consulting Co., Ltd. (上海才烁人才信息咨询有限公司), a limited liability company registered in Shanghai, PRC (the “Domestic Company”);

(7)	Shanghai Caishuo Human Resources Service Co., Ltd. (上海才烁人力资源服务有限公司), a limited liability company registered in Shanghai, PRC (the “Shanghai Domestic Subsidiary”);

(8)	Ningbo Caishuo Human Resources Service Co., Ltd. (宁波才烁人力资源服务有限公司), a limited liability company registered in Zhejiang, PRC (the “Ningbo Domestic Subsidiary”);

(9)	Kunshan Caishuo Human Resources Service Co., Ltd. (昆山才烁人力资源服务有限公司), a limited liability company registered in Jiangsu, PRC (the “Kunshan Domestic Subsidiary”;

(10)

Shanghai CDP Human Resources Management Co., Ltd. (上海薪得付人力资源管理有限公司 ), a limited liability company registered in Shanghai, PRC (the “Songjiang Domestic Subsidiary” and, together with Shanghai Domestic Subsidiary, Ningbo Domestic Subsidiary and Kunshan Domestic Subsidiary, the “Domestic Subsidiaries”, and each a “Domestic Subsidiary”);

(11)	Garamond Partners Limited, a business company incorporated under the Laws of the British Virgin Islands (“Garamond”);

(12)	Wei Wang (U.S. Passport No. [ ]) (“Mr. Wei Wang”);

(13)	Wei Lu (U.S. Passport No. [ ]) (“Ms. Wei Lu”) (together with Mr. Wei Wang, the “Founders,” and each a “Founder”;

(14)	The Persons identified as Other Ordinary Shareholders on the signature pages of this Agreement (the “Other Ordinary Shareholders”);

(15)	The Persons identified as Series A Investors on the signature pages of this Agreement (the “Series A Investors”);

(16)	The Persons identified as Series B Investors on the signature pages of this Agreement (the “Series B Investors”);

(17)	The Persons identified as Series C Investors on the signature pages of this Agreement (the “Series C Investors”); and

(18)	North Haven Private Equity Asia Cleveland Company Limited ( “MSPE”)

(the foregoing parties collectively, the “Parties”, and each a “Party”).

RECITALS

(A)

The Company, the BVI Subsidiary, the WFOEs, the Domestic Company, the Domestic Subsidiaries, the Founders, Garamond and MSPE entered into a share purchase agreement dated as of September 30, 2016 (the “Series D Purchase Agreement”), pursuant to which the Company has agreed to sell and MSPE has agreed to subscribe for an aggregate of 40,384,740 Series D Preferred Shares.

(B)

The Series A Investors are holders of Series A Preferred Shares of the Company, the Series B Investors are holders of Series B Preferred Shares of the Company and the Series C Investors are holders of Series C Preferred Shares of the Company.

(C)

The Company, the Series A Investors, the Series B Investors, the Series C Investors and certain other parties thereto entered into an amended and restated shareholders’ agreement dated as of March 13, 2012 (the “Existing Shareholders’ Agreement”).

(D)

In connection with the sale and purchase of the Series D Preferred Shares and as a condition to Closing under the Series D Purchase Agreement, the Parties desire to enter into this Agreement, which shall terminate and supersede the Existing Shareholders’ Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	CERTAIN DEFINITIONS.

1.1	As used in this Agreement, the following terms have the following respective meanings:

“Adherence Deed” means an adherence deed in the form attached hereto as Exhibit B.

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include any Person who holds Shares as a nominee for such Investor, and (c) for the purpose of Sections 5.8 and 23.2(c) only, in respect of an Investor, shall also include (i) any shareholder of such Investor, (ii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals.

“Blue Sky” means the Laws of any state of the United States of America or any other jurisdiction regulating the sale of corporate securities within that state or jurisdiction.

“Board” means the Company’s board of Directors as constituted from time to time.

“Business Day” means any day, excluding Saturdays and Sundays, on which banks in the Cayman Islands, the PRC, Hong Kong and the State of New York, U.S.A. are generally open for business.

“CBC” means China Broadband Capital Partners II, L.P.

“Closing” has the meaning set forth in the Series D Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission, as constituted from time to time, or any successor agency charged with administering the Securities Act and/or the Exchange Act.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Co-Sale Investors” means Investors exercising the Co-Sale Right, and Co-Sale Investor means any one of them.

“Co-Sale Ratio” with respect to a Co-Sale Investor, means the ratio of (a) the number of Ordinary Share Equivalents owned by such Co-Sale Investor on the date of the Transfer Notice to (b) the total number of Ordinary Share Equivalents owned by the Transferring Shareholder and all the Co-Sale Investors on the date of the Transfer Notice.

“Directors” means the directors of the Company, and “Director” means any one of them.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“ESOPs” means, collectively, the Global Share Plan, the Series C Plan and the Series D Plan.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Fidelity” means Fidelity Asia Ventures Fund L.P., a limited partnership registered in Bermuda, and Fidelity Asia Principals Fund L.P., a limited partnership registered in Bermuda.

“Fidelity Person(s)” means (1) FIL Limited (“FIL”), a company incorporated in Bermuda, and any subsidiary undertaking of FIL from time to time (FIL and its subsidiary undertakings being the “FIL Group”); (2) FMR LLC (“FMR”), a Delaware corporation, and any subsidiary undertaking of FMR from time to time (FMR and its subsidiary undertakings being the “FMR Group”); (3) any director, officer, employee or shareholder of the FIL Group and/or the FMR Group or members of his family and any company, trust, partnership or other entity (“Entities”) formed for his or any of their benefit from time to time (any or all of such individuals and Entities being the “Closely Related Shareholders”); (4) any Entity controlled by Closely Related Shareholders where, for the purpose of this definition, “control” shall mean the power to direct the management and policies or appoint or remove members of the board of directors or other governing body of the Entity, directly or indirectly, whether through the ownership of voting securities, contract or otherwise, and “controlled” shall be construed accordingly; (5) any affiliate of any member of the FIL Group and/or the FMR Group (where, for the purpose of this definition, “affiliate” means any Entity controlled by any combination of any Closely Related Shareholders and any member of the FIL Group and/or the FMR Group, and includes the officers, partners and directors of any affiliate and (6) any charitable organizations.

“Form F-3” means Form F-3 issued by the Commission or any substantially similar form then in effect.

“Founder Shareholders” means the Founders and Garamond and their respective Permitted Transferees, and “Founder Shareholder” means any one of them.

“Global Share Plan” has the meaning set forth in the Series D Purchase Agreement.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group” or “Group Companies” means the Company, the BVI Subsidiary, the WFOEs, the Domestic Company and the Domestic Subsidiaries, the HK Company (from and after the date on which the transfer of all of the shares of the HK Company from Mr. Wei Wang to the BVI Subsidiary is completed and the BVI Subsidiary becomes the legal and beneficial owner of all of the shares of the HK Company), and their respective Subsidiaries from time to time, and “Group Company” means any one of them.

“HK Company” means CDP Group HK Limited, a company limited by shares incorporated under the Laws of Hong Kong.

“Holder” means any holder of outstanding Registrable Securities.

“Hong Kong” means the Hong Kong Special Administrative Region.

“IGC Asia” means Investor Investments Asia Limited, Investor Group Asia L.P. and IGC Asia Fund V, L.P.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Initiating Holders” means Holders who in the aggregate hold at least 25 percent of the Registrable Securities.

“Investors” means the Series A Investors, the Series B Investors, the Series C Investors and MSPE, and “Investor” means any one of them.

“Investor Consent” means, at the time of its determination, the prior written consent of an Investor Majority.

“Investor Majority” means (i) MSPE for so long as MSPE holds at least 60 per cent of the Series D Preferred Shares (on an as-if-converted basis), plus (ii) Investors representing at least 60 per cent of the Series C Preferred Shares (on an as-if-converted basis), plus (iii) Investors representing at least 60 per cent of the combination of Series B Preferred Shares and Series A Preferred Shares in aggregate (on an as-if-converted basis), as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Preferred Shares.

“Investor Representatives” means the MSPE Representative, the Series C Representative, the Largest Existing Investor Representative, the Second Largest Existing Investor Representative and the Third Largest Existing Investor Representative, and “Investor Representative” means any one of them.

“Knowledge” has the meaning set forth in the Series D Purchase Agreement.

“Largest Existing Investor” means, other than MSPE and CBC, the holder of Preferred Shares that, together with its Affiliates, beneficially own the greatest number of issued and outstanding Preferred Shares.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Memorandum and Articles” means the Third Amended and Restated Memorandum of Association and the Third Amended and Restated Articles of Association of the Company.

“New Securities” means any Equity Securities of the Company issued (or, pursuant to Article 16(c) of the Memorandum and Articles, deemed to be issued) by the Company. “New Securities” does not include: (a) Ordinary Shares issued upon conversion of Preferred Shares; (b) any Equity Securities issued as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Article 16(g) or Article 16(h) of the Memorandum and Articles, (c) any Equity Securities offered to the public pursuant to a registration statement or registered prospectus in respect of a Qualified IPO, (d) up to 22,184,979 Ordinary Shares issued or issuable to officers, directors, and employees of, and consultants to, the Group pursuant to options or awards under the Global Share Plan, (e) up to 32,307,692 Ordinary Shares issued or issuable to Mr. Wei Wang and Ms. Wei Lu in equal proportions pursuant to options or awards under the Series C Plan, (f) up to 40,384,740 Ordinary Shares issued or issuable to Senior Managers of the Company pursuant to options or awards under the Series D Plan, or (g) any Equity Securities issued to all Shareholders pro rata without consideration pursuant to a share split, share dividend, share subdivision, or similar transaction.

“Ordinary Shareholders” means (a) the Founder Shareholders, (b) the Other Ordinary Shareholders, and (c) any other holders of Ordinary Shares from time to time, and “Ordinary Shareholder” means any one of them.

“Ordinary Shares” means the ordinary shares, par value US$0.0001 per share, of the Company.

“Ordinary Share Equivalents” means Ordinary Shares and any other Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or Governmental Authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, excluding Hong Kong, Macau Special Administrative Region and Taiwan.

“Preferred Shares” means Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, and Series D Preferred Shares.

“Pro Rata Ratio” with respect to any Investor, means the ratio of: (a) the total number of Ordinary Share Equivalents held by that Investor to (b) the total number of Ordinary Share Equivalents held by all Investors.

“Pro Rata Share” with respect to any Investor, means the ratio of: (a) the total number of Ordinary Share Equivalents held by that Investor immediately before the proposed allotment and issue of New Securities to (b) the total number of Ordinary Share Equivalents held by all Shareholders of the Company immediately before the proposed allotment and issue of New Securities.

“Qualified IPO” means the closing of the Company’s first firm commitment, underwritten public offering of Ordinary Shares or securities representing Ordinary Shares in connection with which Ordinary Shares or such securities (or the shares, or securities representing such shares, of a company of which the Company is a wholly-owned subsidiary established for the purpose of listing (the “Listco”)) is listed and becomes publicly traded on an internationally recognized securities exchange (including without limitation the New York Stock Exchange, the NASDAQ Global Market, the Stock Exchange of Hong Kong, Shanghai Stock Exchange or Shenzhen Stock Exchange) or the issue or transfer of shares in a company whose shares are listed on an internationally recognized stock exchange (including without limitation the New York Stock Exchange, the NASDAQ Global Market, the Stock Exchange of Hong Kong, Shanghai Stock Exchange or Shenzhen Stock Exchange) for which shares approval for listing and trading has been duly obtained and which shares are issued or transferred in consideration of the acquisition of the Ordinary Shares of the Company or the shares of the Listco, provided, however, that the market capitalization of the Company or the Listco immediately prior to such transaction or listing shall be at least US$400,000,000.

“Qualified Trade Sale” means a Trade Sale that values the Company at US$400,000,000 or more.

“Register”, “Registered”, and “Registration” means a registration of securities effected by preparing and filing a registration statement on Form F-1, S-1, SB-2, F-3 or S-3 in compliance with the Securities Act, or on any comparable form in connection with a registration in a jurisdiction other than the United States (a “Registration Statement”), and the declaration or ordering of the effectiveness of that Registration Statement by the Commission.

“Registrable Securities” means all Ordinary Shares not previously sold to the public but issued or issuable to the Investors including: (a) Ordinary Shares issuable upon conversion or exercise of any of the Preferred Shares; (b) Ordinary Shares issued pursuant to share subdivisions, share dividends, and similar distributions to the Investors; and (c) any securities of the Company granted registration rights pursuant to Section 7 or 8 of this Agreement.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 7 or 8 of this Agreement, including, without limitation, all federal and state Registration, qualification, and filing fees, printing expenses, any fees, commissions, expenses and disbursements of underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, fees and disbursements of counsel for the Company and one special counsel for all Holders (if different from counsel to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration, but excluding Selling Expenses.

“Related Party” shall mean, with respect to any Person, (a) any Affiliate of such Person, (b) each Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (c) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (d) any Person that has direct or indirect beneficial ownership of voting securities or other voting interests representing at least 10 percent of the outstanding voting power or equity securities or other equity interests representing at least 10 percent of the outstanding equity interests (a “Material Interest”) in such Person, and (e) any Person in which such Person holds a Material Interest.

“Rule [followed by a number]” means the Rule of the same number promulgated by the Commission under the Securities Act.

“Second Largest Existing Investor” means, other than MSPE, CBC and the Largest Existing Investor, the holder of Preferred Shares that, together with its Affiliates, beneficially own the greatest number of issued and outstanding Preferred Shares.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Selling Expenses” means all underwriting discounts, selling commissions and stock or share transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement.

“Senior Manager” has the meaning set forth in the Series D Purchase Agreement.

“Series A Preferred Shares” means series A redeemable convertible preferred shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shares” means series B redeemable convertible preferred shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Plan” has the meaning set forth in the Series D Purchase Agreement.

“Series C Preferred Shares” means series C redeemable convertible preferred shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Purchase Agreement” means a share purchase agreement, dated as of February 16, 2012, by and among the Company, the Series C Investors and certain other parties named therein.

“Series D Preferred Shares” means series D redeemable convertible preferred shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D Issue Price” means a price per share of US$0.49524 with respect to each Series D Preferred Share, subject to adjustments made for share splits, share subdivision, share consolidation and the like.

“Shares” means any Ordinary Shares or Preferred Shares.

“Shareholders” means the holders of Shares, and includes, for purposes of Sections 2, the holders of any securities representing Shares, or the holders of any shares or securities representing shares of the Listco, and “Shareholder” means any one of them.

“Special Resolution” has the meaning set forth under the Memorandum and Articles.

“Subsidiary” means, with respect to any Person that is not an individual, any corporation, partnership, or other entity, Controlled by such Person.

“Sumitomo” means Sumitomo Corporation Equity Asia Limited.

“Taxes” or “Taxation” means and includes any tax, duty, deduction, withholding, impost, levy, fee, assessment or charge of any nature whatsoever (including, without limitation, income, franchise, value added, sales, use, excise, stamp, customs, documentary, transfer, withholding, property, capital, employment, payroll, ad valorem, net worth or gross receipts taxes and any social security, unemployment or other mandatory contributions) imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing or similar authority in any part of the world and includes any interest, addition to tax, penalty, surcharge, fine or other charge payable or claimed in respect thereof or in connection therewith.

“Tax Returns” means any and all reports, returns, declarations, disclosures, or statements supplied or required to be supplied to a taxing authority in connection with any Tax, including any schedule, attachment or amendment thereto

“Third Largest Existing Investor” means, other than MSPE, CBC, the Largest Existing Investor and the Second Largest Existing Investor, the holder of Preferred Shares that, together with its Affiliates, beneficially own the greatest number of issued and outstanding Preferred Shares.

“Trade Sale” means (a) the sale, lease or other disposition (in one or a series of related transactions) of all or substantially all of the Company’s assets to one Person or a group of Persons acting in concert (other than the Company or any of its Controlled Affiliates), including a sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, recapitalization, reclassification, reorganization or sale of all or substantially all of the assets or securities) which constitute all or substantially all of the consolidated assets or business of the Company, (b) the sale, exchange or transfer, in one or a series of related transactions, of a majority of the outstanding share capital of the Company to one Person or a group of Persons acting in concert, under circumstances in which the holders of a majority in voting power of the outstanding share capital of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the Company or the acquiring Person immediately following such transaction, or (c) a merger, consolidation, amalgamation, recapitalization, reclassification, reorganization or similar business combination transaction involving the Company under circumstances in which holders of a majority in voting power of the share capital of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.

“Transaction Documents” has the meaning set forth in the Series D Purchase Agreement.

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

“US$” means United States Dollar, the legal currency of the United States of America.

“VIE Contracts” has the meaning set forth in the Series D Purchase Agreement.

“Warrantors” has the meaning set forth in the Series D Purchase Agreement.

1.2	The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Agreement	Preamble
Annual After-Tax Net Profit	21(b)(ii)
Annual Budget	2.1(d)
Annual Operating Revenue	21(b)(ii)
Annual Report	2.1(a)
Anti-Money Laundering Laws	6.4(c)
Approved Sale	5.9(a)
Business Opportunity	6.5(a)
BVI Subsidiary	Preamble
Code	6.3(a)(i)
Company	Preamble
Compensation Committee	21(a)
Confidential Information	23.1
Co-Sale Right	5.3
D&O Liability Insurance	3.6(a)(i)
Damages	13.1
Directly Owned Subsidiary	20.3
Disclosing Party	23.2(a)
Domestic Company	Preamble
Domestic Subsidiaries	Preamble
Domestic Subsidiary	Preamble
Drag-Along Notice	5.9(b)
Electing Investors	5.1(d)
Excess Investor Transfer Shares	5.2(c)
Excess Proportionate Amount	5.2(e)
Exercise Amount	5.2(b)
Exercising Investor	5.2(b)
Existing Shareholders’ Agreement	Recitals
Final Prospectus	13.3
Foreign Official	6.4(b)
Founder	Preamble
Founder Portion	5.6(b)(ii)(B)
Founder Securities	5.6(b)(ii)
Founders	Preamble
Garamond	Preamble
HKIAC	22.2(b)
Indirectly Owned Subsidiary	20.4

Initiating Sellers	5.9(a)
Insurance Coverage	6.2(a)
Investor Transfer Notice	5.2(a)
Investor Transfer Shares	5.2(a)
Issuance Notice	4.2
Issuance Notice Period	4.2
Kunshan Domestic Subsidiary	Preamble
Kunshan WFOE	Preamble
Largest Existing Investor Representative	3.1(d)
Mr. Wei Wang	Preamble
Ms. Wei Lu	Preamble
MSPE	Preamble
MSPE Portion	5.6(b)(ii)(B)
MSPE Representative	3.1(b)
Ningbo Domestic Subsidiary	Preamble
Offered Securities	5.1(a)
Other Ordinary Shareholders	Preamble
Oversubscription Right	4.1
Parties	Preamble
Party	Preamble
Permitted Transferee	5.8(c)
PFIC	6.3(c)(i)
PFIC Annual Information Statement	6.3(c)(ii)
Prohibited Transfer	5.6(a)
Proportionate Amount	5.2(d)
Put Option	5.7
Qualified Electing Fund	6.3(c)(ii)
Reply Notice	5.2(b)
Reserved Matters	20.2
Right of First Refusal	5.1(a)
Right of Participation	4.1
Sanctions	6.4(d)
Second Largest Existing Investor Representative	3.1(e)
Selling Investor	5.2(a)
Series A Investors	Preamble
Series B Investors	Preamble
Series C Investors	Preamble
Series C Representative	3.1(c)
Series D Plan	21(b)
Series D Purchase Agreement	Recitals
Shanghai Domestic Subsidiary	Preamble
Shanghai WFOE	Preamble
Songjiang Domestic Subsidiary	Preamble
Suzhou WFOE	Preamble
Tax Return Preparer	6.3(i)
Third Largest Existing Investor Representative	3.1(f)
Transfer	5.1(a)
Transfer Notice	5.1(b)
Transferring Shareholder	5.1(a)
U.S. Investor	6.3(a)(i)
U.S. Shareholder	6.3(d)
Underwriter’s Representative	7.5(a)
United States person	6.3(a)(ii)
Unpurchased Stock	5.1(d)
Valuer	5.1(e)
WFOE	Preamble
WFOEs	Preamble

2.	FINANCIAL STATEMENTS AND REPORTS AND INFORMATION AND INSPECTION RIGHTS.

2.1

Financial Statements and Reports to Shareholders. The Company covenants and agrees that, commencing on the date of this Agreement and ending upon a Qualified IPO, the Company shall deliver to each Investor in English and in a form acceptable to an Investor Majority:

(a)

within 90 days after the end of each fiscal year of the Group, an audited consolidated balance sheet of the Group as of the end of that year and audited consolidated statements of income, shareholders’ equity, and cash flow for that year, which year-end financial statements shall be detailed and shall be prepared in accordance with U.S. GAAP, consistently applied and accompanied by the opinion of an accounting firm of international standing approved by the Company and an Investor Majority (collectively, the “Annual Report”);

(b)

within 45 days after the end of the first, second and third fiscal quarters in each fiscal year of the Group, an unaudited consolidated quarterly income statement, balance sheet and cash flow statement of the Group and quarterly management review reports detailing certain operational performance indicators of the Group in a format acceptable to an Investor Majority;

(c)	upon the request of any Investor, within 30 days after the end of each calendar month:

(i)	an unaudited consolidated monthly income statement, balance sheet, and cash flow statement of the Group prepared in accordance with U.S. GAAP; and

(ii)	management review reports detailing changes in employee headcounts, Shareholders, management, and other key indicators;

(d)	at least 30 days prior to the beginning of each fiscal year of the Group, the annual consolidated budget (the “Annual Budget”) and the business plan of the Group for such fiscal year; and

(e)	upon the written request of an Investor Representative, any other information as such Investor Representative may reasonably request.

2.2	Information and Inspection Rights.

(a)

The Company covenants and agrees that, commencing on the date of this Agreement and ending upon the completion of a Qualified IPO, each Investor shall have the right to inspect the facilities, records and books of the Group Companies during normal business hours, which shall include the right, without limitation, to discuss the business, operations and financial condition of the Group Companies with their respective directors, officers, employees, accountants, legal counsel or investment bankers.

(b)

Following a Qualified IPO, the Company shall deliver to each Investor copies, where applicable, of the Group’s annual reports to Shareholders and quarterly and interim reports to Shareholders and all other filings with any regulatory agency or any securities exchange promptly after such documents are filed.

(c)

Each Investor covenants and agrees that, unless required by Law or the rules or directions of any securities exchange which it or its parent entity is subject to supervision by, it shall exercise its rights under this Section 2 only for purposes reasonably related to its interests under this Agreement and related agreements and shall not use the information obtained pursuant to this Section 2 for any purposes other than in connection with the evaluation of the performance of the Group Companies, and its investment in the Company.

3.	ELECTION OF DIRECTORS; MANAGEMENT.

3.1

Board Composition. The number of persons comprising the Board shall be seven. At each meeting of the Board or of the Shareholders called for the purpose of electing members of the Board, each Ordinary Shareholder and Investor shall cause all of the shares of the Company that such Ordinary Shareholder or Investor controls, either legally or beneficially, to be voted to cause the Board to be composed as provided in this Section 3.1:

(a)

Founders’ Representatives. The Founders shall collectively be entitled to appoint, and to remove from office and replace, two Directors, each of whom shall have two votes in respect of the passing of any resolution at any meeting of the Board or any committee thereof.

(b)

MSPE Representative. MSPE shall be entitled to appoint, and to remove from office and replace, one Director, who shall have two votes in respect of the passing of any resolution at any meeting of the Board. Such Director appointed by MSPE is herein referred to as the “MSPE Representative.” The MSPE Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board or any committee thereof. Such rights of appointment, removal and replacement of the MSPE Representative shall be exercisable MSPE for so long as MSPE holds a majority of the Series D Preferred Shares subscribed by it under the Series D Purchase Agreement, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series D Preferred Shares. Notwithstanding any provision in this Agreement, this Section 3.1(b) shall survive the Qualified IPO to the maximum extent permitted by applicable Laws (including applicable listing rules), the Governmental Authority of competent jurisdiction or the Company’s proposed listing exchange, for as long as MSPE holds a majority of the Series D Preferred Shares subscribed by it under the Series D Purchase Agreement, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series D Preferred Shares. Solely to the extent this Section 3.1(b) is not permitted by applicable Laws (including applicable listing rules), such Governmental Authority or the Company’s proposed listing exchange to survive the closing of a Qualified IPO, the Company and MSPE shall promptly discuss in good faith and endeavor to find a mutually agreeable solution so that the right of MSPE to appoint the MSPE Representative will not be adversely impacted by the Qualified IPO.

(c)

Series C Representative. The Series C Investors shall be entitled to appoint, and to remove from office and replace, one Director, who shall have two votes in respect of the passing of any resolution at any meeting of the Board. Such Director appointed by the Series C Investors is herein referred to as the “Series C Representative.” The Series C Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board or any committee thereof. For as long as CBC holds a majority of the Series C Preferred Shares subscribed by it under the Series C Purchase Agreement, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series C Preferred Shares, such rights of appointment, removal and replacement of the Series C Representative shall be exercisable exclusively by CBC on behalf of the Series C Investors.

(d)

Largest Existing Investor Representative. The Largest Existing Investor shall be entitled to appoint, and to remove from office and replace, one Director, who shall have two votes in respect of the passing of any resolution at any meeting of the Board. Such Director appointed by the Largest Existing Investor is herein referred to as the “Largest Existing Investor Representative”. The Largest Existing Investor Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board or any committee thereof.

(e)

Second Largest Existing Investor Representative. The Second Largest Existing Investor shall be entitled to appoint, and to remove from office and replace, one Director, who shall have one vote in respect of the passing of any resolution at any meeting of the Board. Such Director appointed by the Second Largest Existing Investor is herein referred to as the “Second Largest Existing Investor Representative”. The Second Largest Existing Investor Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board or any committee thereof.

(f)

Third Largest Existing Investor Representative. The Third Largest Existing Investor shall be entitled to appoint, and to remove from office and replace, one Director, who shall have one vote in respect of the passing of any resolution at any meeting of the Board. Such Director appointed by the Third Largest Existing Investor is herein referred to as the “Third Largest Existing Investor Representative”. The Third Largest Existing Investor Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board or any committee thereof.

3.2

Observer Right. Irrespective of whether Sumitomo exercises or has the right to appoint a Director, Sumitomo shall have the right to appoint a non-voting observer to attend and speak at all Board meetings, and to receive all documents and information provided to any Director on the Board (and the Company covenants and undertakes to provide to such observer all notices, documents and information given to any Director at the same time as given to any such Director).

3.3

Control of WFOEs, the Domestic Company and the Domestic Subsidiaries. The WFOEs, the Domestic Company, the Domestic Subsidiaries and the legal representatives of any of the foregoing, shall act, and the Warrantors, jointly and severally, shall cause the WFOEs, the Domestic Company, the Domestic Subsidiaries and their legal representatives to act, solely in accordance with the directions of the Board.

3.4

Meetings of the Board; Quorum. The Board shall meet at least once every three calendar months. A quorum for any meeting of the Board shall consist of six Directors, including the MSPE Representative, the Series C Representative, the Largest Existing Investor Representative, the Second Largest Existing Investor Representative and the Third Largest Existing Investor Representative, present in person or by telephone or video conference. If, within one hour from the time of the meeting specified in the notice given pursuant to Section 3.7, such a quorum is not present, the meeting shall be adjourned to the same day in the following week at the same time and place and, if at such adjourned meeting, such a quorum is still not present, those Directors present (provided that the MSPE Representative, the Series C Representative and the Largest Existing Investor Representative are present) shall be deemed a quorum and may, subject to Section 20, transact the business for which the adjourned meeting was originally convened.

3.5

Expenses. The Company shall reimburse each Investor Representative for all reasonable expenses incurred by such Investor Representative relating to Board activities, including but not limited to reasonable travel expenses incurred to attend Board meetings, up to US$5,000 per annum with respect to all Directors appointed by each Investor.

3.6	Insurance; Indemnification.

(a)	The Company shall:

(i)

purchase at the time of appointment of each Investor Representative and maintain at all times for the benefit of each Investor Representative and his alternate, insurance against liability incurred by him/her in the course of discharging his/her duties as a Director or an officer of the Company for an aggregate insured amount of not less than US$15,000,000, as determined by the Board (“D&O Liability Insurance”); and

(ii)

deliver to each Investor Representative (including his/her alternate), at the time of his/her appointment as a Director or an alternate Director, a copy of the policy documents in relation to the D&O Liability Insurance.

(b)

The Company shall indemnify and hold harmless each Director and his alternate, to the fullest extent permissible by Law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Director or his alternate as a result of any act, matter or thing done or omitted to be done by him in good faith in the course of acting as a Director or alternate Director, as applicable, of the Company, by delivering to such Director or his alternate, at the time of appointment as a Director or an alternate Director, an indemnification deed duly executed by the Company substantially in the form attached hereto as Exhibit A.

3.7

At least 14 Business Days’ written notice shall be given to each Director of any meeting of the Board unless all the Directors approve a shorter notice period. Any notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers to be discussed at the meeting. If any matter is not identified in reasonable detail in the agenda, the Board shall not decide upon it, unless all Directors agree in writing. No amendments or additions shall be made to such agenda following such delivery without the unanimous consent of all the Directors. Minutes of each meeting of the Board shall be sent to each Director within 30 days of the conclusion of such meeting.

3.8

Any Director may participate in any meeting of the Board by telephone, video conference or other means by which all participants may speak to and hear each other, and any Director so participating shall be deemed to be present in person at such meeting.

3.9

Matters arising at any meeting of the Board or any committee thereof shall be decided by voting, with each Director having one vote or two votes, as applicable, pursuant to Section 3.1. Any decision, action or resolution of the Board shall require the affirmative votes of a majority of the votes represented by the Directors present and voting at a duly-convened meeting of the Board, who are entitled to attend and vote at that meeting, and including the affirmative vote of at least one Investor Representative.

3.10	A resolution signed in writing by all the Directors (which resolution may consist of several counterparts) shall be as valid and effective as if passed at a duly convened meeting of the Board.

4.	RIGHT OF PARTICIPATION.

4.1

Right of Participation and Right of Oversubscription With Respect to New Securities. Subject to the provisions of Sections 4.2 and 4.3, the Company grants to each Investor the right of participation (the “Right of Participation”) to purchase its Pro Rata Share of New Securities which the Company may, from time to time, propose to allot and issue and the right of oversubscription if any other Investor elects not to purchase its Pro Rata Share of such New Securities (the “Oversubscription Right”). The Company shall offer to the Investors for subscription their Pro Rata Share of the New Securities on the same terms and at the same price at which the Company proposes to allot and issue the New Securities. The New Securities which have not been accepted for subscription by the Investors who fail to exercise their rights of participation or fail to complete the purchase of their Pro Rata Shares shall first be offered to the Investors who have exercised their Oversubscription Rights within the Issuance Notice Period pro rata to the number of additional New Securities which such Investors have agreed to take up above their Pro Rata Shares provided that no Investor shall be obliged to purchase more New Securities above its Pro Rata Share than such additional New Securities it indicates its agreement to take up under this Section 4.1. Thereafter the Company shall have the right to sell all remaining New Securities pursuant to Section 4.3 of this Agreement.

4.2

Issuance Notice. In the event the Company proposes to issue New Securities, it shall give each Investor a written notice (the “Issuance Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and an offer for subscription the number of shares which that Investor is entitled to purchase pursuant to Section 4.1 of this Agreement, and a statement that each Investor shall have 20 days from the date of receipt of the Issuance Notice to accept the offer for subscription under Issuance Notice (the “Issuance Notice Period”). Within the Issuance Notice Period, each Investor may elect to purchase its Pro Rata Share of the New Securities and to exercise its Oversubscription Right for the price and upon the terms specified in the Issuance Notice by: (a) giving written notice to the Company within the Issuance Notice Period, (b) forwarding payment for its Pro Rata Share of New Securities to the Company if immediate payment is required by the terms of the Issuance Notice, and (c) if the Oversubscription Right is exercised, the amount of additional New Securities it agrees to purchase above its Pro Rata Share.

4.3

Sale of New Securities. In the event an Investor fails to exercise its right of participation within the Issuance Notice Period and subject to the other Investors’ Oversubscription Rights, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within 60 days after the date of that agreement) to allot and issue the New Securities in respect of which the Investor’s rights were not exercised, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. In the event the Company has not sold the New Securities within this 90-day period (or allotted and issued New Securities in accordance with the foregoing within 60 days from the date of the agreement), the Company shall not thereafter allot or issue any New Securities without first offering the New Securities to each Investor in the manner provided above.

5.	RIGHT OF FIRST REFUSAL; CO-SALE RIGHT.

5.1	Right of First Refusal.

(a)

Subject to the provisions of this Section 5.1 and Sections 5.6 and 5.8 of this Agreement, if any Shareholder other than an Investor (the “Transferring Shareholder”) proposes to directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (“Transfer”) any Equity Securities of the Company now owned or subsequently acquired by the Transferring Shareholder (the “Offered Securities”) or any interest therein to any Person, then the Investors shall have a right of first refusal (the “Right of First Refusal”) to purchase the Offered Securities.

(b)

The Transferring Shareholder shall give a written notice (the “Transfer Notice”) to the Investors, which shall state (i) the name of the Transferring Shareholder, (ii) the name and address of the proposed transferee and, if such information is available at the time of the Transfer Notice, each of its direct and indirect Controlling Person(s), (iii) the number of Offered Securities to be Transferred, (iv) the number of Equity Securities the Transferring Shareholder then owns, (v) the price (including amount and form) that the Transferring Shareholder is prepared to accept for the Offered Securities (provided that in the event that the proposed consideration for the Transfer includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation of the basis for such calculation) and the material terms of any adjustment to the proposed Transfer price, and (vi) if such information is available at the time of the Transfer Notice, the material terms of any limitation of liability of the Transferring Shareholder that the Transferring Shareholder is prepared to accept in connection with the proposed Transfer of the Offered Securities with respect to the period during which the proposed transferee may make claims against the Transferring Shareholder, the maximum amount of liability for claims individually and in the aggregate and the minimum amount of claims individually and in the aggregate. The Transfer Notice shall be signed by the Transferring Shareholder, accompanied by a written certification by such Transferring Shareholder that the proposed transferee is a bona fide purchaser and that the Transfer Notice constitutes a binding commitment of the Transferring Shareholder and the proposed transferee, with or without conditions, for the Transfer of the Offered Securities subject to the Right of First Refusal of the Investors.

(c)

Each Investor shall then have the right to purchase its Pro Rata Ratio of the Offered Securities subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a notice of exercise of its Right of First Refusal within 20 days after the date the Transfer Notice is delivered to the Investors.

(d)

To the extent any Investor elects not to exercise its Right of First Refusal with respect to its Pro Rata Ratio of the Offered Securities subject to the Transfer Notice, the other Investors who have exercised their Right of First Refusal (the “Electing Investors”) shall have the additional right within 10 days after the expiration of the 20-day period specified above to buy its pro rata share of the Offered Securities subject to the Transfer Notice with respect to which the Right of First Refusal has not been exercised (the “Unpurchased Stock”). For purposes of the preceding sentence, each Electing Investor’s pro rata share of the Unpurchased Stock shall be a fraction, the numerator of which shall be the number of Offered Securities purchased by such Electing Investor pursuant to clause (c) of this Section 5.1 and the denominator of which shall be the total number of Offered Securities purchased by all the Electing Investors pursuant to clause (c) of this Section 5.1; provided that no Electing Investor shall be obligated to purchase more Unpurchased Stock than it indicates its agreement to purchase under this clause (d).

(e)

If the purchase price for the Offered Securities specified in a Transfer Notice is payable in securities or property other than cash (or evidence of cash indebtedness), the Electing Investors shall have the right to pay the purchase price in such securities or property (or in cash equivalent to the fair market value of such securities or property), and the Transferring Shareholder shall, before the dispatch of the Transfer Notice, appoint a third party valuer (the “Valuer”) approved in advance by the Electing Investors to determine such fair market value as at the latest practicable date prior to the Transfer Notice reasonably selected by the Valuer. The determination of such fair market value by the Valuer shall, in the absence of manifest error, be final and conclusive and shall be included in the Transfer Notice together with a copy of the report from the Valuer stating the basis for calculating such fair market value. The costs of appointing the Valuer shall be borne equally by the Transferring Shareholder on the one hand, and the Electing Investors on a pro rata basis on the other hand. The Valuer shall act as an expert and not as an arbitrator.

5.2	Right of First Refusal With Respect to Preferred Shares.

(a)

Investor Notice of Sale. No Investor (the “Selling Investor”) shall sell or transfer any Preferred Shares held by it (the “Investor Transfer Shares”) unless it first complies with this Section 5.2. The Selling Investor shall promptly give written notice (the “Investor Transfer Notice”) to the other Investors, which shall state (i) the name of the Selling Investor, (ii) the name and address of the proposed transferee and, if such information is available at the time of the Investor Transfer Notice, each of its direct and indirect Controlling Person(s), (iii) the number of Investor Transfer Shares to be sold or transferred, (iv) the number of Equity Securities the Selling Investor then owns, (v) the price (including amount and form) that the Selling Investor is prepared to accept for the Investor Transfer Shares (provided that in the event that the proposed consideration for the sale or transfer includes consideration other than cash, the Investor Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation of the basis for such calculation) and the material terms of any adjustment to the proposed sale or transfer price, and (vi) if such information is available at the time of the Investor Transfer Notice, the material terms of any limitation of liability of the Selling Investor that the Selling Investor is prepared to accept in connection with the proposed sale or transfer of the Investor Transfer Shares with respect to the period during which the proposed transferee may make claims against the Selling Investor, the maximum amount of liability for claims individually and in the aggregate and the minimum amount of claims individually and in the aggregate.

(b)

Reply Notice. Each Investor who wishes to purchase Investor Transfer Shares (an “Exercising Investor”) shall within 20 days from the date of receipt of the Investor Transfer Notice provide the Selling Investor with a written notice (a “Reply Notice”) specifying the maximum number of any Investor Transfer Shares which it irrevocably commits to purchase (the “Exercise Amount”). A failure by an Investor to respond within such 20-day period shall be deemed to constitute a decision by such Investor not to purchase any Investor Transfer Shares. For the avoidance of doubt, each Exercising Investor may specify in its Reply Notice an Exercise Amount higher or lower than its Proportionate Amount (as defined in clause (d) of this Section 5.2). The Investor Transfer Shares shall be allocated among the Exercising Investors (with rounding to avoid fractional shares) in proportion to their respective Proportionate Amounts and on the same material terms and conditions as specified in the Investor Transfer Notice, provided that in no event shall an amount greater than an Exercising Investor’s Exercise Amount be allocated to such Exercising Investor.

(c)

Excess Investor Transfer Shares. Any Investor Transfer Shares not allocated to Exercising Investors pursuant to clause (b) of this Section 5.2 (“Excess Investor Transfer Shares”) shall be allocated among the Exercising Investors whose Exercise Amounts have not yet been satisfied pursuant to clause (b), in proportion to each Exercising Investor’s respective Excess Proportionate Amount (with rounding to avoid fractional shares); provided that in no event shall an Exercising Investor be required to purchase more Investor Transfer Shares pursuant to this clause (c) than the Exercise Amount specified by such Exercising Investor in its Reply Notice. The procedures set out in this clause (c) shall be repeated until the Exercise Amounts of all Exercising Investors have been satisfied or until all the Investor Transfer Shares have been fully allocated to the Exercising Investors, whichever occurs first.

(d)

Proportionate Amount. An Exercising Investor’s “Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of all Ordinary Share Equivalents held by all the Exercising Investors (on an as converted basis) on the date of the Investor Transfer Notice.

(e)

Excess Proportionate Amount. An Exercising Investor’s “Excess Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Excess Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of Ordinary Share Equivalents held, on the date of the Investor Transfer Notice, by all the Exercising Investors (on an as converted basis) whose Exercise Amount has not yet been satisfied after employing the procedures set out herein.

(f)

In the event the Investors other than the Selling Investor fail to agree to purchase all of the Investor Transfer Shares within the respective periods given above, the Selling Investor shall not be obligated to sell any of the Investor Transfer Shares to the Exercising Investors. The Selling Investor shall have 90 days from the date of delivery of the Investor Transfer Notice to sell the Investor Transfer Shares at the price and upon terms and conditions no more favorable to the transferee than specified in the original Investor Transfer Notice. In the event that the Selling Investor has not sold the Investor Transfer Shares within this 90-day period, the Selling Investor shall not thereafter sell any Shares without first offering such Shares to the other Investors in the manner provided in this Section 5.2.

5.3

Co-Sale Right. If the Transferring Shareholder is a holder of Ordinary Shares, then each Investor who does not exercise its Right of First Refusal pursuant to Section 5.1 above shall have the right, exercisable upon written notice to the Transferring Shareholder within 20 days after the date the Transfer Notice is delivered to the Investors, to participate in the sale of Offered Securities on substantially the same terms and conditions as the Transferring Shareholder to the extent of that Investor’s Co-Sale Ratio with respect to its Offered Securities (the “Co-Sale Right”), provided, however, that the Series B Investors, the Series C Investors and MSPE shall be entitled, on a pro rata basis, to exercise such Co-Sale Right and to participate in any aforesaid sale of the Offered Securities in priority to any other Investors, and further provided that such Co-Sale Right shall not apply to any sale of the Offered Securities to an Investor pursuant to the exercise of the Right of First Refusal of such Investor under Section 5.1, or the Right of First Refusal With Respect to Preferred Shares of such Investor under Section 5.2. Each notice of an exercise of the Co-Sale Right shall state the number of shares of the Offered Securities such Investor wishes to sell under its Co-Sale Right. Any Investor may elect to sell all or some of the shares of the Offered Securities then held by such Investor up to that Investor’s Co-Sale Ratio with respect to the Offered Securities. To the extent the Investors exercise their Co-Sale Right in accordance with the terms and conditions set forth in this Section 5.3, the Transferring Shareholder (i) may only sell its shares of the Offered Securities if the proposed transferee completes the purchase of the shares which the Investors seek to sell pursuant to the exercise of their Co-Sale Right, and (ii) shall, at the request of any Investor, reduce the number of shares of the Offered Securities to be sold by the number of shares of the Offered Securities that such Investor wishes to sell under its Co-Sale Right.

(a)

Delivery of Certificates. The Investors shall effect their participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of the Offered Securities which the Investors elect to sell; provided that if an Investor elects to sell Preferred Shares under its Co-Sale Right, it shall convert such Preferred Shares into Ordinary Shares for transfer upon consummation of the sale. No Co-Sale Investor shall be required to give any representations or warranties to the purchaser other than a representation and warranty that the Offered Securities is sold by such Co-Sale Investor as beneficial owner free from encumbrances and liens other than those under this Agreement and the Memorandum and Articles of the Company.

(b)

Sales Proceeds. The stock certificate or certificates that the Investors deliver to the Transferring Shareholder pursuant to Section 5.3(a) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Securities pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Transferring Shareholder shall upon receiving the same from the prospective purchaser concurrently remit to each Investor that portion of the sale proceeds to which that Investor is entitled by reason of its participation in the sale. To the extent that any prospective purchaser or purchasers prohibits assignment or otherwise refuses to purchase Equity Securities from the Investors, the Transferring Shareholder shall not sell to the prospective purchaser or purchasers any Offered Securities unless and until, simultaneously with the sale, the Transferring Shareholder purchases those Equity Securities from the Investors.

5.4

Sale by Transferring Shareholder. Subject to Section 5.7, if and to the extent that the Investors do not exercise their Right of First Refusal or their Co-Sale Right in aggregate with respect to the sale of all the Offered Securities subject to the Transfer Notice within the relevant prescribed period, the Transferring Shareholder may, not later than 90 days following delivery to the Company and the Investors of the Transfer Notice, conclude a bona fide Transfer of all of the Offered Securities covered by the Transfer Notice on terms and conditions not more favorable to the transferee or transferor than those described in the Transfer Notice. Any proposed Transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed Transfer of any Offered Securities by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Investors and shall require compliance by the Transferring Shareholder with the procedures described in this Section 5.

5.5

No Adverse Effect. The Investors’ exercise or non-exercise of the Right of First Refusal or the Co-Sale Right shall not adversely affect their rights to participate in subsequent transfers of the Offered Securities by the Transferring Shareholder subject to the provisions of this Section 5.

5.6	Prohibited Transfer.

(a)

Any Transfer of Equity Securities of the Company not made in compliance with this Agreement (“Prohibited Transfer”) shall be null and void as against the Company, shall not be recorded in the register of members of the Company and shall not be recognized by the Company or any other Party.

(b)	Subject to the terms of this Section 5.6 and Section 5.8,

(i)

for so long as the Investors collectively hold at least 25 percent of the Preferred Shares, or securities resulting from the conversion or exchange of such Preferred Shares and as adjusted for share splits, share dividends, reverse share splits and the like, no holder of Ordinary Shares shall Transfer all or any part of any interest in any Equity Securities of the Company now or hereafter owned or held by such holder of Ordinary Shares, without Investor Consent;

(ii)	notwithstanding the terms of Section 5.6(b)(i) and for so long as MSPE is a Shareholder,

(A)

without the prior written consent of MSPE, no Founder Shareholder may Transfer all or any part of any interest in any Equity Securities of the Company now or hereafter owned or held by such Founder Shareholder (the “Founder Securities”) prior to a Qualified IPO; and

(B)

after a Qualified IPO, except as otherwise agreed among the Founder Shareholders and MSPE, the Founder Shareholders may Transfer certain number of Founder Securities provided that (x) the Founder Portion at any given time must exceed or equal the MSPE Portion at such given time, and (y) the Founder Shareholders must collectively hold at least 25 percent of the total share capital of the Company (on a fully-diluted basis) at all times.

For purposes of this Section 5.6(b)(ii)(B):

“MSPE Portion” at any given time means the ratio of: (a) the total number of Equity Securities of the Company held by MSPE at such given time to (b) the total number of Equity Securities of the Company held by MSPE as at the date hereof.

“Founder Portion” at any given time means the ratio of: (a) the total number of Founder Securities held by all Founder Shareholders (collectively) at such given time to (b) the total number of Founder Securities held by all Founder Shareholders (collectively) as at the date hereof.

5.7

Remedies. In the event of a Prohibited Transfer, each Investor, in addition to other remedies as may be available at law, in equity or hereunder, shall have the right to sell to the Transferring Shareholder the type and number of Equity Securities equal to the type and number of Equity Securities the Investors would have been entitled to Transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement (the “Put Option”), and the Transferring Shareholder shall be bound by the applicable provisions of such Put Option; provided, however, if a Prohibited Transfer is made in contravention of Section 5.6(b)(ii)(B) only, MSPE (and only MSPE) shall have the Put Option, and the Transferring Shareholder shall be bound by the applicable provisions of that Put Option. The Put Option shall comply with the following terms and conditions:

(a)

the price per share at which the Investor is to sell the Equity Securities to the Transferring Shareholder shall be equal to the price per share paid, or proposed to be paid, by the purchaser in the Prohibited Transfer;

(b)

the Transferring Shareholder shall reimburse the Investors for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors’ rights under this Section 5;

(c)

within 60 days after the earlier of the dates on which the Investors (i) receive notice of the Prohibited Transfer, or (ii) otherwise become aware of the Prohibited Transfer, the Investors shall, if exercising the Put Option created by this Section 5.7, deliver to the Transferring Shareholder the certificate or certificates representing the Equity Securities to be sold pursuant to the Put Option, each certificate to be properly endorsed for transfer;

(d)

the Transferring Shareholder shall, upon receipt of the certificate or certificates for the Equity Securities to be sold by the Investors, pursuant to this Section 5.7, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in clause 5.7(b) of this Section 5.7, in cash or by other means acceptable to the Investors; and

(e)

notwithstanding anything to the contrary in Section 5.6(a) above, Transfer of Equity Securities of the Company pursuant to a Put Option shall be valid, shall be recorded in the register of members of the Company and shall be recognized by the Company and any other Party.

5.8

Certain Permitted Transfers. The restrictions or requirements set forth in Sections 5.1 through 5.7 with respect to Transfers of Equity Securities of the Company shall not, subject to any applicable Law, apply to:

(a)	any Transfer by any Shareholder who is a natural person:

(i)	to a legal representative of such Shareholder, if such Shareholder becomes incapacitated, or upon the death of such Shareholder;

(ii)	by will, the Laws of intestacy or the Laws of descent or survivorship;

(iii)

any Transfer of Equity Securities to the Company or an entity designated by the Company pursuant to a repurchase right or right of first refusal of the Company in the event of a termination of an employment or consulting relationship with a Group Company; or

(iv)	pursuant to a court order upon the termination of a marital relationship of such Shareholder;

(b)	any Transfer by an Investor to its Affiliates; or

(c)

any Transfer by Fidelity to any Fidelity Persons (each Shareholder hereby waives its pre-emption rights in respect of such Transfer of Equity Securities of the Company by Fidelity to any Fidelity Persons)

(any permitted transferee thereunder, a “Permitted Transferee”),

provided, however, that in the case of any transfer described in any of clauses (a) and (b) of this Section 5.8:

(A)

each Permitted Transferee shall have executed and delivered to the Company and the other Shareholders, as a condition precedent to any such Transfer of Equity Securities of the Company, an Adherence Deed in the form of Exhibit B, and shall have submitted to the Company and the Investors such evidence as the Company and the Investor Majority may reasonably request to demonstrate that such transferee qualifies as a Permitted Transferee; and

(B)

each Permitted Transferee shall remain qualified as a Permitted Transferee of the transferring Shareholder at all times following such Transfer for as long as it continues to hold any Shares, failing which it shall Transfer the Shares held by it to another Permitted Transferee reasonably satisfactory to the Company and the Investors.

5.9	Drag-Along.

(a)

At any time starting on the date that is 24 months following the Closing, if (i) one or more Shareholders holding more than 50% of the Preferred Shares, and (ii) one or more Shareholders holding more than 50% of the Ordinary Shares, other than Ordinary Shares resulting from the conversion of Preferred Shares (collectively, the “Initiating Sellers”) approve a Qualified Trade Sale (an “Approved Sale”), provided that Shareholders are offered the same price for each Ordinary Share Equivalent sold by them in such Approved Sale, each Shareholder shall approve, consent to and raise no objections to the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Company (whether by merger, recapitalization, consolidation or Transfer of Equity Securities or otherwise), then each Shareholder shall waive any dissenter’s rights, appraisal rights or similar rights in connection with such Approved Sale and each Shareholder shall agree to sell its Shares on the terms and conditions approved by the Initiating Sellers. Each Shareholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including executing such agreements and instruments and taking such other actions as may be reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements, as the case may be, required for the consummation of such Approved Sale. In the event that any Shareholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, such Shareholder hereby grants an irrevocable power of attorney and proxy to the Initiating Sellers or an assignee or designee of such Initiating Sellers to take all necessary actions and execute and deliver all documents deemed by such Person to be reasonably necessary to effectuate the terms of this Section 5.9. Subject to clause (b) of this Section 5.9, the restrictions on transfers of Shares set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.6 and 5.8 shall not apply in connection with an Approved Sale, anything in this Agreement to the contrary notwithstanding.

(b)

The Initiating Sellers shall deliver written notice to each other Shareholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Drag-Along Notice”). Within 15 days following receipt of the Drag-Along Notice, each of such other Shareholders shall deliver to the Company written notice setting forth such Shareholders’ agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of capital stock, to sell its Shares on the terms and conditions set forth in the Drag Notice, including delivery of certificates representing such Shareholder’s Shares (duly endorsed for transfer or accompanied by executed stock powers or transfer instruments therefor).

6.	REPRESENTATIONS AND WARRANTIES; COVENANTS AND UNDERTAKINGS.

6.1

Restrictions on Transfer. Each Founder severally but not jointly represents, warrants and undertakes to each Investor that, other than as provided under the Transaction Documents, such Founder will not transfer, alienate or dispose of, either legally or beneficially, any share capital in any Group Company or otherwise create any Encumbrance on any share capital of any Group Company without Investor Consent.

6.2	Insurance Coverage.

(a)	At the request of an Investor Majority, the Company shall obtain and maintain, in full force and effect, the insurance coverages set forth below in this Section 6.2(a) (the “Insurance Coverage”):

(i)	D&O Liability Insurance as provided in Section 3.6(a);

(ii)	Key person insurance policies upon the life and against the disability of each Founder for an insured amount of not less than US$1,000,000 each, for the benefit of the Company;

(iii)	Commercial general liability insurance for an insured amount of not less than US$5,000,000 with terms acceptable to an Investor Majority;

(iv)	Comprehensive motor vehicle insurance if there are automobiles owned by the Company or under the care, custody or control of the Company; and

(v)

Such other insurance as required by Law or which are usual, customary and commercially reasonable to be maintained by companies operating similar business in China (including, but not limited to, professional indemnity coverage).

The cost of the Insurance Coverage shall be borne by the Company. The Insurance Coverage shall be placed with insurers that maintain a minimum financial strength rating by Standard & Poor’s or Moody’s of “A”, A.M. Best of “A-” or a similar rating.

If Company fails to obtain or keep in force any insurance requested by an Investor Majority pursuant to this Section 6.2(a), or fails to produce evidence of such insurance within fourteen days of request by the Shareholders, or fails to pay such premium or premiums as may be necessary for such insurance, the Shareholders shall have the discretion to arrange such insurance coverage and the Company agrees to fully reimburse the Shareholders for the premium paid to obtain and maintain any such insurance.

(b)	The Company shall:

(i)	at the request of any Shareholder, furnish to the Shareholders evidence that the Insurance Coverage is in full force and effect and that the premium for such Insurance Coverage has been paid;

(ii)	ensure that the Insurance Coverage is entered into with reputable independent insurance companies;

(iii)	be up to date in the payment of the relevant insurance premiums; and

(iv)	comply with any other terms in and obligations imposed by the relevant insurance policies.

6.3	Tax Covenants.

(a)	For purposes of clauses (a) through (d) of this Section 6.3:

(i)

“U.S. Investor” means (A) any Investor that is a United States person and (B) any Investor that is an entity treated as a foreign partnership or other foreign “intermediary” (within the meaning of Section 1.1295-1(j) of the Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended, or any successor Law thereto (the “Code”) for U.S. federal income tax purposes, one or more of the beneficial owners of which are United States persons; and

(ii)	“United States person” means any person described in Section 7701(a)(30) of the Code.

(b)

Classification for U.S. Tax Purposes. The Company shall make an election to be treated as a corporation or refrain from making an election to be treated as a partnership as necessary to ensure that at all times, the Company is treated as a corporation for U.S. federal income tax purposes.

(c)	Passive Foreign Investment Company.

(i)

The Company will use, and will cause each of its direct and indirect Subsidiaries to use, commercially reasonable efforts to avoid classification as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code, for the current taxable year or any subsequent taxable year.

(ii)

The Company agrees to make available to any U.S. Investor upon request the books and records of the Company and its direct and indirect subsidiaries, and to provide information to such U.S. Investor as may be required to enable such U.S. Investor to determine the Company’s or any of its Subsidiaries’ status or potential status as a PFIC. Upon a determination by the Company, any U.S. Investor or any taxing authority that the Company or any of its direct or indirect Subsidiaries has been or is likely to become a PFIC, the Company will provide such U.S. Investor with all information reasonably available to the Company or any of its subsidiaries and to make all covenants of the Company, or to cause any of its subsidiaries to make such covenants, as may be necessary for such U.S. Investor and the direct and indirect owners thereof to (i) accurately prepare all Tax Returns and comply with any reporting requirements as a result of such determination and (ii) make any election or filing (including, without limitation, a “qualified electing fund” election or a “protective statement” under Section 1295 of the Code), with respect to the Company or any of its direct or indirect subsidiaries, and comply with any reporting or other requirements incident to such election. If a determination is made by the Company, any U.S. Investor or any taxing authority that the Company is a PFIC for a particular year, then for such year and for each year thereafter, the Company will also provide each known Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and otherwise comply with applicable Treasury Regulation requirements. The Company will promptly notify the U.S. Investors of any assertion by the Internal Revenue Service that the Company or any of its subsidiaries is or is likely to become a passive foreign investment company. In the event that a U.S. Investor or any direct or indirect owner thereof makes a “Qualified Electing Fund” election and must include in such person’s gross income for a particular taxable year such person’s pro rata share of the Company’s earnings and profits pursuant to Section 1293 of the Code, the Company agrees to make a dividend distribution to the U.S. Investor (no later than 90 days following the end of the U.S. Investor’s taxable year or, if later, 90 days after the Company is informed by the U.S. Investor that the Investor has been required to recognize such an income inclusion) in an amount equal to 50 percent of the amount of such earnings and profits so included by the U.S. Investor or direct or indirect owner thereof, as applicable.

(d)

Controlled Foreign Corporation. Upon written request of a U.S. Investor from time to time, subject to obtaining the consent of its shareholders to release such information, the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such U.S. Investor to determine whether the Company is a “controlled foreign corporation” within the meaning of Section 957 of the Code. Upon a determination by the Company, any U.S. Investor or any tax authority that the Company or any of its direct or indirect Subsidiaries has been or is likely to become a CFC, the Company shall: (A) furnish to each U.S. Investor upon its reasonable request, on a timely basis, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of such U.S. Investor and of each “United States shareholder” of the Company as defined by Section 951(b) of the Code that owns a direct or indirect interest in such U.S. Investor (a “U.S. Shareholder”) arising from the U.S. Investor’s investment in the Company and relating to the Company’s classification as a CFC, and (B) use commercially reasonable efforts to avoid generating for any taxable year in which the Company is a CFC, amounts includible in the income of a U.S. Investor or U.S. Shareholder pursuant to Section 951 of the Code. If the Company ceases to be a CFC at any time, the Company will provide prompt written notice to known U.S. Investors if at any time thereafter the Company becomes aware that it or any of its Subsidiaries has become a CFC.

(e)

U.S. Tax Elections. The Company shall consider in good faith any request from MSPE to make a “check the box” election to specify or change the U.S. federal income tax classification of the Company or any other Group Company, taking into account the impact of any such election on the Company, any other Group Company, and the other Shareholders, including but not limited to, any Shareholders that are U.S. Investors. No such election or related conversion or action shall be undertaken as described above if it is determined that doing so would have an adverse impact on the Company, any other Group Company, or any of the Shareholders, including any Shareholders that are U.S. Investors. Any reasonable costs and expenses incurred for filing the “check the box” election per MSPE’s request shall be promptly paid or reimbursed by MSPE.

(f)	Tax Returns and Reports. the Company shall prepare or furnish to MSPE the following information relating to tax matters on or before the dates indicated below:

(i)

no later than February 15 of each calendar year (or the first Business Day thereafter), tax receipts and any other relevant documents substantiating tax payments made by any Group Company to any relevant non-U.S. tax authority; and

(ii)

no later than February 15 of each calendar year (or on the first Business Day thereafter), an income statement, balance sheet, and information with respect to any non-U.S. entities that are treated as disregarded foreign entities from a U.S. federal income tax perspective.

(g)

Notice of Refinancing and Restructuring. The Company will provide MSPE with prompt notice of formation and acquisition of any new Subsidiary, joint venture arrangements, refinancing of third party or internal debt, internal restructurings, disposals, dissolutions, and liquidations.

(h)

FATCA and Other Reporting Regimes. To the extent such reporting regimes are applicable to the Company or any other Group Company, the Company shall use reasonable best efforts to cause the Company and each other Group Company to comply with (i) any applicable requirements of any intergovernmental agreement under the U.S. Foreign Account Tax Compliance Act and any related U.S. Treasury regulations, or (ii) any similar, and not materially more burdensome, legislation, regulations, or other guidance enacted in any other jurisdictions that seeks to implement similar tax reporting and/or withholding tax regimes, including those implemented under the OECD Common Reporting Standards.

(i)	Other Tax Covenants.

(i)

The Company shall appoint and retain a “Big 4” accounting firm or other recognized service provider as approved by MSPE (the “Tax Return Preparer”) to prepare and review the Group’s annual Tax Returns.

(ii)

The Company shall provide MSPE and/or its appointed advisers, as soon as reasonably practicable, with all information, documentation and assistance MSPE may reasonably request in relation to the tax affairs of the Group, including, for the avoidance of doubt, drafts and/or copies of annual Tax Returns of the Group. Where relevant, the Company shall consider in good faith all reasonable comments made by MSPE and/or its advisers in relation to any annual Tax Returns before the due date for submission of such annual Tax Returns to the relevant tax authorities.

6.4	AML/Sanctions/Anti-Corruption.

(a)

No Group Company nor any Affiliates, director, or officer thereof, nor, to the Knowledge of any Group Company, any employee, agent or representative of the Group Company or of its Affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of any Group Company or Affiliate thereof, or to otherwise secure an improper business advantage for the Group Company or Affiliate thereof; and the Group Companies and Affiliates thereof have conducted and will conduct their businesses in compliance with applicable anti-corruption Laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such Laws and with the representation and warranty contained herein.

(b)

No Group Company nor any Affiliates, director, or officer thereof, nor, to the Knowledge of any Group Company, any employee, agent or representative of the Group Company or of its Affiliates, has knowingly offered, promised, authorized or made, is currently offering, promising, authorizing, or making, or will in the future knowingly offer, promise, authorize or make, directly or indirectly, payments or other inducements to any Foreign Official in order to assist any Group Company to obtain or retain business for or with, or directing business to, any person, in any case in violation of the United States Foreign Corrupt Practices Act or other applicable Laws. For the purposes of this Section 6.4(b) “Foreign Official” means an employee of a Governmental Authority, a foreign official, a member of a foreign political party, a foreign political candidate, an officer of a public international organization, or an officer or employee of a PRC state-owned enterprise, where the term “foreign” has the meaning ascribed to it under the United States Foreign Corrupt Practices Act.

(c)

The operations of the Group are, have been and will be conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions where the Group Companies conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”) , and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving any Group Company with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of any Group Company, threatened.

(d)

(i) No Group Company nor any Affiliates, director, or officer thereof, nor, to the Knowledge of any Group Company, any employee, agent or representative of the Group Company or of its Affiliates, is or will be a Person that is, or is owned or Controlled by a Person that is:

(A)

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor;

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of the Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

(ii)	The Company will not, directly or indirectly, use, lend, contribute or otherwise make available funds to any Subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)

No Group Company has knowingly engaged in, is now knowingly engaged in, or will knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

6.5	Waiver of Business Opportunities.

(a)

Each Group Company acknowledges that the Series B Investors, the Series C Investors and MSPE are professional investment funds. The Series B Investors, the Series C Investors, MSPE and their respective Affiliates may from time to time have information on or knowledge of a business opportunity that a Group Company is financially able to undertake, is from its nature in the line or lines of one or more Group Company’s existing or prospective business and is a practical advantage to it, and is one in which a Group Company has an interest or reasonable expectancy (“Business Opportunity”). Such Business Opportunity may or may not be within the knowledge of an Investor Representative. Each Group Company irrevocably agrees that no Investor Representative shall be under any duty to disclose any Business Information to the Company or any other Group Company, or permit any Group Company to participate in any Business Opportunity, or to otherwise take advantage of any Business Opportunity, and hereby waives, to the extent permitted by Law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Series B Investors’, the Series C Investors’, or MSPE’s ability to benefit from information related to an actual or potential Business Opportunity or that would require the Series B Investors, the Series C Investors, MSPE or any Investor Representative to disclose any such information to any Group Company or offer any Business Opportunity to any Group Company. Each Warrantor hereby irrevocably agrees that the MSPE Representative, the Series C Representative and the Largest Existing Investor Representative shall be entitled to report all matters concerning the Group and its business (including but not limited to matters discussed at meetings of the Board or information provided to an Investor Representative in its capacity as such) to the Series B Investors, the Series C Investors or MSPE, as applicable.

(b)

The Series B Investors, the Series C Investors, MSPE and their respective Affiliates shall have the right to, and shall have no duty hereunder to refrain from, investing in or financing or becoming a stockholder or shareholder of other companies, corporations, business or enterprises that engage in the same or similar activities or lines of business as any Group Company or that does business with any potential or actual customer or supplier of any Group Company, or that employs or otherwise engages any officer or employee of any Group Company. To the fullest extent permitted by Law, neither any Affiliate of the Series B Investors, the Series C Investors or MSPE nor any officer or director thereof shall be liable to any Group Company or its other stockholders or shareholders for breach of any fiduciary duty by reason of any such activities of the Series B Investors, the Series C Investors, MSPE or their respective Affiliates, or the participation therein by the Series B Investors, the Series C Investors, MSPE or any of their Affiliates. In the event that the Series B Investors, the Series C Investors, MSPE or any of their Affiliates acquires knowledge of a potential transaction or matter which may be a Business Opportunity for any Group Company, none of the Series B Investors, the Series C Investors, MSPE or their respective Affiliates shall have any duty to communicate or present such Business Opportunity to the Group Company and shall not be liable to the Group Company or its other stockholders or shareholders for breach of any fiduciary duty as a Shareholder of the Company by reason of the fact that the Series B Investors, the Series C Investors, MSPE or any of their Affiliates pursues or acquires such Business Opportunity for itself, directs such Business Opportunity to another Person, or does not communicate information regarding such Business Opportunity to any Group Company.

7.	DEMAND REGISTRATION.

7.1

Request for Registration on Form Other Than Form F-3. Subject to the terms of this Agreement, in the event that the Company receives from the Initiating Holders at any time following the earlier to occur of (i) the third anniversary of the date of this Agreement, and (ii) six months after the closing of the Company’s initial public offering of Ordinary Shares under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form F-3 for an offering of the then outstanding Registrable Securities, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, effect the Registration of the Registrable Securities specified in the request, together with any Registrable Securities of any Holder in that request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 7.1 after the Company has effected three Registrations pursuant to this Section 7.1 and each Registration has been declared effective. The substantive provisions of Section 7.5 shall be applicable to the Registration initiated under this Section 7.1.

7.2

Request for Registration on Form F-3. If any Holder requests that the Company file a Registration Statement on Form F-3 (or any successor form to Form F-3, or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering of shares of Registrable Securities, the anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than US$500,000, and the Company is a registrant entitled to use Form F-3 or comparable form to Register the Registrable Securities for an offering, the Company shall cause those Registrable Securities to be Registered for the offering on that form and to cause those Registrable Securities to be qualified in jurisdictions as the Holder or Holders may request, provided that the Company shall not be required to effect more than one registration pursuant to this Section 7.2 in any six-month period. The substantive provisions of Section 7.5 shall be applicable to each Registration initiated under this Section 7.2. Registrations on Form F-3 shall not be deemed to be demand Registrations as described in Section 7.1. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 7.2.

7.3	Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 7:

(a)

in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting that Registration, qualification, or compliance, unless the Company is already subject to service in that jurisdiction and except as may be required by the Securities Act or other applicable Law in a jurisdiction other than the United States in which the Registration is being effected;

(b)

within six months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or a Registration from which the Registrable Securities of Holders have been excluded, with respect to all or any portion of the Registrable Securities the Holders requested be included in such Registration); or

(c)

if the Company furnishes to those Holders requesting Registration a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its Shareholders for a Registration Statement to be filed at such time, then the Company’s obligation to file a Registration Statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file the Registration by that Holder provided that the Company shall not exercise the right contained in this Section 7.3(c) more than once in any 12-month period and provided further, that during such 120-day period the Company shall not file a Registration Statement with respect to a public offering of securities of the Company.

7.4

Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of any Holder under this Section 7 may, subject to the provisions of Section 7.5, include Ordinary Shares of the Company other than Registrable Securities.

7.5	Underwriting in Demand Registration.

(a)

Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7, and the Company shall include that information in the written notice referred to in Section 7.1 or 7.2 of this Agreement. The right of any Holder to Registration pursuant to this Section 7 shall be conditioned upon that Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting. In such event, the Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative (the “Underwriter’s Representative”) of the underwriter or underwriters selected for the underwriting by the Holders of a majority of the Registrable Securities being Registered by the Initiating Holders and agreed to by the Company.

(b)

Inclusion of Other Holders in Demand Registration. If the Company, officers or directors of the Company holding Ordinary Shares other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion of such Ordinary Shares or other securities in the Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of that Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, those officers or directors, and the holders of securities other than Registrable Securities that such Ordinary Shares or other securities be included in the underwriting and may condition that offer on the acceptance by those Persons of the terms of this Section 7. If, however, the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, the Registration shall be treated as governed by Section 8 of this Agreement rather than this Section 7, and it shall not count as a Registration for purposes of this Section 7.

(c)

Marketing Limitation in Demand Registration. In the event the Underwriter’s Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated first to MSPE (as long as MSPE is a Holder) and Holders who are Series B Investors and Series C Investors in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in that Registration held by MSPE, such Series B Investors and Series C Investors at the time of filing the Registration Statement, and thereafter if the aforesaid limitation permits among all other selling Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in that Registration held by those Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.5(c) shall be included in that Registration Statement.

(d)

Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in that Registration, disapproves of the terms of the underwriting, that Person may elect to withdraw therefrom by written notice to the Company, the Underwriter’s Representative, and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

7.6

Other Securities Laws in Demand Registration. In the event of any Registration pursuant to this Section 7, the Company shall Register and qualify the securities covered by the Registration Statement under the securities Laws of any other jurisdictions in the United States of America, Europe, Hong Kong and Singapore as shall be appropriate for the distribution of the securities; provided, however, that: (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction; and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling Shareholders, the expenses shall be payable pro rata by the selling Shareholders.

7.7

Other Registration Rights. Each Warrantor hereby jointly and severally represents and warrants to MSPE and the Series C Investors that the Company has not granted any rights to any Shareholder or other Person with respect to the Registration of securities of the Company (other than pursuant hereto or any such rights which are superseded by the rights granted under this Agreement). Without the prior written consent of Holders of at least a majority of the Registrable Securities, the Company covenants and agrees that it shall not hereafter grant any Person any rights with respect to the Registration of securities of the Company which are on a parity with or superior to the rights granted hereunder.

8.	PIGGYBACK REGISTRATION.

8.1

Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Ordinary Shares (either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than Holders exercising their demand rights pursuant to Section 7 of this Agreement)) (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, or a registration in which the only securities being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered), the Company shall: (a) at least 30 days prior to any such Registration, give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities Laws); and (b) include in that Registration (and any related qualification under Blue Sky Laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 30 days after delivery of the written notice from the Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8 prior to the effectiveness of such Registration whether or not any Holder has elected to include securities in such registration.

8.2	Underwriting in Piggyback Registration.

(a)

Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered public offering, involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to this Section 8. In this event, the right of any Holder to Registration shall be conditioned upon the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting, to the extent provided in this Section 8. All Holders proposing to distribute their securities through the underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement with the Underwriter’s Representative for that offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 8.

(b)

Marketing Limitation in Piggyback Registration. In the event the Underwriter’s Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 8 in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 8.2(c)) may:

(i)	in the case of the Company’s initial Registered public offering, exclude some or all Registrable Securities from the Registration and underwriting; and

(ii)

in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not less than 25 percent of the securities requested by such Holders to be included in the Registration.

(c)

Allocation of Shares in Piggyback Registration. In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 8.2(b), the number of shares to be included in the Registration shall be allocated among all other Holders and other holders of securities (other than Registrable Securities) requesting and legally entitled to include securities in that Registration, in the following order of priority:

(i)	first, to the Company, to the extent it is offering shares for its own account; and

(ii)

next, to Holders requesting inclusion of Registrable Securities in the offering, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) then held by such Holders respectively; and

(iii)

next, to holders of other securities of the Company requesting inclusion of such securities in the offering, in proportion, as nearly as practicable to the respective amounts of securities then held by such other holders respectively.

For any Registration subsequent to an initial public offering, the number of Registrable Securities that may be included in the Registration and underwriting under Section 8.2(b)(ii) shall not be reduced to less than 25 percent of the aggregate securities requested by Holders to be included in the Registration without the prior consent of at least a majority of the Holders who have requested their Registrable Securities be included in the Registration and underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 8.2(c) shall be included in the Registration Statement.

(d)

Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter’s Representative delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(e)

Not Demand Registration. Registration pursuant to this Section 8 shall not be deemed to be a demand Registration as described in Section 7. There shall be no limit on the number of times the Holders may request Registration of Registrable Securities pursuant to this Section 8.

9.

EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with Registrations pursuant to Sections 7.1, 7.2 and 8 shall be borne by the Company, and the Company shall bear the fees of a single counsel for the selling Shareholders in the Registrations. All Registration Expenses incurred in connection with any other Registration, qualification, or compliance, shall be apportioned among the Holders and other holders, including the Company, of the securities so Registered on the basis of the number of shares Registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 7 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear those expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one corresponding Registration pursuant to Section 7 provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such Registration and have withdrawn their request for Registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such Registration shall not constitute the use of a demand Registration pursuant to Section 7.1. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

10.

TERMINATION OF REGISTRATION RIGHTS. The rights to cause the Company to Register securities granted under Sections 7 and 8 and to receive notices pursuant to Section 8 of this Agreement, shall terminate, with respect to each Holder on the date five years after a Qualified IPO or the Company’s initial public offering of securities pursuant to a Registration Statement, or with respect to each Holder, if that Holder is eligible to sell all of that Holder’s Registrable Securities either (i) under Rule 144 within any 90-day period without volume limitations, or (ii) with respect to each Holder’s right with respect to Registration of Registrable Securities in any jurisdiction other than the United States, if that Holder is eligible to sell all of its Registrable Securities under a provision of that jurisdiction’s securities Laws comparable to Rule 144.

11.	REGISTRATION PROCEDURES AND OBLIGATIONS. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall as expeditiously as practicable:

(a)

Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States) a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to 180 days, or if earlier, until the distribution contemplated by the Registration has been completed;

(b)

Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States), amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act (or other applicable Law in a jurisdiction other than the United States) with respect to the disposition of all securities covered by the Registration Statement;

(c)

Furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, required by the Securities Act (or other applicable Law in a jurisdiction other than the United States), and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)

Otherwise use its best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to the securities holders, as soon as practicable, an earnings statement covering the period of at least 12 months after the effective date of such Registration Statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158;

(e)

Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities or Blue Sky Laws of any other jurisdictions as shall be requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such states or jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling Shareholders, those expenses shall be payable pro rata by selling Shareholders;

(f)

Appoint a qualified independent underwriter, if necessary under the circumstances or if requested by Holders representing more than 50 percent of the Registrable Securities in any Registration made pursuant to the terms hereof;

(g)

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering. Each Holder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

(h)

Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(i)

Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration;

(j)

Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion or opinions, dated the date of the sale, of the counsel or counsels representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a “comfort” letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and satisfactory to a majority in interests of the Holders requesting Registration, addressed to the underwriters, if any, and to Holders requesting Registration of Registrable Securities.

(k)	Take all action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are then traded.

12.

INFORMATION FURNISHED BY HOLDER. It shall be a condition precedent of the Company’s obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request.

13.	INDEMNIFICATION.

13.1

Company’s Indemnification of Holders. To the extent permitted by Law, the Company shall indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each Person controlling that Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky Laws, or other applicable Laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance, and the Company shall reimburse each Holder, each underwriter, and each Person who controls any Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action.

13.2

Holder’s Indemnification of Company. To the extent permitted by Law, each Holder shall, if Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by the Registration Statement, each Person who controls the Company or underwriter within the meaning of the Securities Act, and each other Holder, each of its officers, directors, and constituent partners, and each Person controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky Laws, or other applicable Laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with any Registration, qualification, or compliance, and shall reimburse the Company, those Holders, directors, officers, partners, Persons, Law and accounting firms, underwriters or control Persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 13.2 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder’s liability under this Section 13.2 shall not exceed the Holder’s proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with that Registration.

Any indemnification pursuant to this Section 13.2 shall be several, and not joint and several, among the Holders whose Registrable Securities are included in the Registration.

13.3

Condition to Indemnity. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

13.4

Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 13, notify the indemnifying party in writing, of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Shareholders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 13, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 13, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 13.

13.5

Contribution. If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission. No Holder will be required to contribute any amount in excess of the net proceeds received from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

13.6

Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the provision in any such underwriting agreement pertaining to indemnification and contribution will be (i) substantially similar to those contained herein, or (ii) typical of such provisions found in underwriting agreements of companies similarly situated to the Company.

13.7

Survival of Obligations. Subject to Section 13.6, the obligations of the Company and Holders under this Section 13 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault on behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

14.

LOCK-UP OR MARKET STANDOFF. Each Holder and Founder acknowledges that the Underwriter’s Representative (if any), in connection with a registration relating to the Company’s initial public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under Rule 145), may request the Shareholders enter into a lockup or market standoff agreement in customary form (subject to the following conditions) pursuant to which the Shareholders agree not to sell or otherwise transfer or dispose of any Shares or other securities of the Company without the prior written consent of the Underwriter’s Representative for up to 180 days following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable Law in a jurisdiction other than the United States in which a Registration occurred). The obligations of each Holder under this Section 14 shall be conditioned upon the following:

(a)

the lockup or market standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such Registration Statement;

(b)

all Founders, directors or officers of any Group Company, and holders of one percent or more of any class of securities of the Company are bound by substantially identical restrictions, and that neither the Company nor the Underwriter’s Representative will release any such Founders, directors or officers of any Group Company, and holders of one percent or more of any class of securities from the lock-up without first releasing the Holders;

(c)

the lockup or market standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the Underwriter’s Representative shall so notify each Holder and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of the Company’s securities, including any director or officer of any Group Company, or holder of one percent or more of any class of securities of the Company subject to such restrictions;

(d)

the lockup or market standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or market standoff agreement substantively identical to that executed by the transferring Holder; and

(e)

to the extent permitted by applicable Law and regulation, the Underwriter’s Representative and the Company permit the holders of Preferred Shares to sell their Shares in an amount representing up to 20 percent of the Shares or other securities to be sold in such public offering.

15.

NO-ACTION LETTER OR OPINION OF COUNSEL IN LIEU OF REGISTRATION; CONVERSION OF PREFERRED SHARES. Notwithstanding anything else in this Agreement, if: (a) the Company obtains from the Commission (or comparable regulatory agency in lieu of Registration in a jurisdiction other than the United States) a “no-action” letter in which the Commission or such comparable regulatory agency has indicated that it will take no action if, without Registration under the Securities Act or comparable Law, any Holder disposes of Registrable Securities covered by any request for Registration made under Section 7 of this Agreement in the specific manner in which the Holder proposes to dispose of Registrable Securities included in that request (such as including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Holders) and that the Registrable Securities may be sold to the public without Registration in accordance with an established procedure or Rule-based “safe harbor” without unreasonable legal risk or uncertainty; or (b) in the opinion of counsel retained by the Company concurred in by counsel for the Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act (or other applicable Law) is required in connection with the disposition and that the Registrable Securities may be sold to the public without Registration, then the Registrable Securities included in the request shall not be eligible for Registration under this Agreement. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 15 does not apply. The Registration rights of the Holders of Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which Registration is sought into Ordinary Shares prior to the effective date of the Registration Statement.

16.

REPORTS UNDER THE EXCHANGE ACT. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b)

take all action, including the voluntary Registration of its Ordinary Shares under Section 12 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d)

furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) any other information as may be requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any securities without Registration or pursuant to that form; and

(e)

for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in clauses 16(a), 16(b), 16(c) and 16(d) of this Section 16 with a view to making available to Holders the benefits of the corresponding provision or provisions of that jurisdiction’s securities Laws.

17.	TRANSFER OF RIGHTS. The rights hereunder may be assigned by any Investor to a Permitted Transferee of any Preferred Shares or Registrable Securities, conditioned upon signing the Adherence Deed.

18.	LEGEND; STOP TRANSFER INSTRUCTIONS.

18.1

Legend. Each certificate representing shares or securities of the Company now or hereafter owned by the Ordinary Shareholders, the Investors and any transferee of such shares and securities and the members register of the Company shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS’ AGREEMENT BY AND BETWEEN THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

18.2

Stop Transfer Instructions. The Parties hereto agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 18.1 to enforce the provisions of this Agreement, and the Company agrees promptly to do so. The legend shall be removed upon termination of this Agreement.

19.	MEETINGS OF SHAREHOLDERS.

19.1

Meetings of the Shareholders shall be held at least once every 12 calendar months and, subject to Section 20, any matter arising at any meeting of the Shareholders shall be decided by votes of not less than a majority of all the issued and outstanding Ordinary Shares of the Company (with issued and outstanding Preferred Shares counted as issued and outstanding Ordinary Shares on an as-converted basis) voting in favor of such matter and the quorum necessary for the transaction of business at a meeting of the Shareholders shall be at least five Shareholders, at least one of whom shall be a Series A Investor, at least one of whom shall be a Series B Investor, at least one of whom shall be a Series C Investor, and at least one of whom shall be MSPE, present in person or by proxy together holding not less than 50 percent of all the issued and outstanding Ordinary Shares of the Company (with issued and outstanding Preferred Shares counted as issued and outstanding Ordinary Shares on an as-converted basis).

19.2

If, within one hour from the time of the meeting specified in the notice given pursuant to Section 19.3, the quorum specified in Section 19.1 is still not present, the meeting shall stand adjourned to the same day in the following week at the same time and place and, if at such adjourned meeting, such a quorum is still not present, those Shareholders present, provided that there are at least five Shareholders, at least one of whom shall be a Series A Investor, at least one of whom shall be Series B Investor, at least one of whom shall be a Series C Investor, and at least one of whom shall be MSPE, present in person or by proxy shall be deemed a quorum and may, subject to Section 20, transact the business for which the adjourned meeting was originally convened.

19.3

At least 14 days’ written notice of any meeting of the Shareholders shall be given to each member of the Company by the Board unless all Shareholders approve a shorter notice period. Any notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers to be discussed at the meeting. If any matter is not identified in reasonable detail, the Shareholders shall not decide upon it, unless all Shareholders agree in writing.

19.4

Any member of the Company may participate in any meeting of the Shareholders by telephone, video conferencing or other means by which all participants may speak and hear each other, and any member so participating shall be deemed to be present in person at such meeting.

19.5

A resolution in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at meetings of the Shareholders shall be as valid and effective as if the same had been passed at a meeting of the Shareholders duly convened and held.

20.	COVENANTS.

20.1

Matters Requiring Investor Consent. No Group Company may effect or otherwise consummate, and none of the Warrantors may act or fail to act in such a manner as to cause or permit any Group Company to effect or otherwise consummate any of the following without first obtaining Investor Consent (provided that where any such matter requires a Special Resolution of the Shareholders in accordance with applicable Law, and Investor Consent has not been obtained in respect of such matter, the holders of a majority of Preferred Shares shall be deemed to have voted against such Special Resolution):

(a)	Amend or modify the memorandum of association or articles of association of the Company, or the constitutional documents of any other Group Company.

(b)	Pass any resolution for the winding up or dissolution of any Group Company, or take any steps to appoint any receiver, administrator, judicial manager or similar officer of any Group Company.

(c)

Increase, reduce or cancel the authorized or issued share capital of any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company or their effective interest in any Group Company, except for (A) a redemption in accordance with the Company’s Articles of Association, (B) a repurchase or issuance of shares pursuant to an employee share option plan approved by an Investor Majority, (C) issuances of Ordinary Shares upon conversion of Preferred Shares or other outstanding convertible securities approved by an Investor Majority, and (D) issuances of Ordinary Shares upon exercise of outstanding options or warrants approved by an Investor Majority.

(d)	Make any distribution of profits to the Shareholders by way of interim or final dividend, capitalization of reserves or otherwise.

(e)	Settle or alter the terms of any bonus (other than as approved in the Annual Budget) or profit sharing scheme or any employee share option or share participation scheme of any Group Company.

(f)	Increase the compensation paid or payable to Senior Managers of the Group in any 12-month period by twelve percent or more.

(g)	Amend the accounting policies previously adopted, change the fiscal or financial year of any Group Company, or appoint or change the auditors of any Group Company.

(h)	Adopt the Annual Budget or any other annual accounts, or annual plan(s) on capital expenditure, borrowing or operations of any Group Company.

(i)

Increase or reduce the maximum number of Directors on the Board or modify the composition of the Board as provided in this Agreement, or change the authority or power of the Board in accordance with the Memorandum and Articles.

(j)	Appoint or remove or settle the terms of appointment of any Senior Manager.

(k)

Acquire any investment or incur any commitment, unless as approved in the Annual Budget, in excess of US$200,000 (or its equivalent in other currencies) at any time in respect of any single transaction, or in excess of US$1,000,000 (or its equivalent in other currencies) in aggregate at any time in a series of related transactions in any financial year of any Group Company;

(l)	Acquire any share capital or other securities of any other body corporate, establish any new Subsidiary or other body corporate, or enter into any joint venture or partnership.

(m)

Approve, or make adjustments or modifications to the terms of transactions involving the interest of any director, shareholder or Related Party of any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company.

(n)	Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions as approved in the Annual Budget.

(o)	Alter, amend or otherwise modify any terms of any financing or lending agreements or arrangements to which it is a party.

(p)

Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security), security interest, guarantee, claim, restriction, equity or encumbrances of any nature whatsoever on any of the property, undertaking, assets or rights of any Group Company, except for the purpose of securing borrowings from banks or other financial institutions in the usual and ordinary course of business not exceeding US$200,000 (or its equivalent in other currency or currencies) or in excess of US$1,000,000 at any time in any financial year.

(q)	Make any advances or other credits involving more than US$5,000 in a single transaction or more than US$10,000 in the aggregate in any financial year to any Person.

(r)	Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by any Group Company.

(s)	Dispose of or dilute the Company’s direct or indirect interest in any of its Subsidiaries (including, without limitation, the WFOEs, the Domestic Company and the Domestic Subsidiaries).

(t)

Cease to conduct or carry on the business of any Group Company substantially as now conducted or materially change the business scope or nature of business of any Group Company; acquire or invest in any business outside the business scope of the Group as now conducted.

(u)	Sell or dispose of all or substantially all of the goodwill or assets of any Group Company.

(v)

Undertake any merger, reconstruction or liquidation exercise concerning any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer in respect of any Group Company.

(w)	Approve any transfer of shares or interests in any Group Company.

(x)

Purchase any immovable property, or lease or rent any movable or immovable property pursuant to agreements or arrangements involving the payment of US$500,000 (or its equivalent in other currencies) or more in aggregate in any financial year.

(y)

Approve or take any substantive action with respect to the timing, terms or circumstances of any Trade Sale or any proposed public offering (including IPO) by any Group Company or the Listco of any equity interest therein or any securities thereof, including, without prejudice to the generality of the foregoing, the determination of the price of the shares or securities sold in such offering, the determination of the time and venue of listing in connection with such offering, and the selection of the underwriters for such offering.

(z)

Settle, compromise or concede any litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures or any injunction; further provided that the Company shall immediately notify each Investor of any actual or threatened litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures, or any liability as a result of, or based upon or arising from any of the foregoing, irrespective of its nature or size.

(aa)	Amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of any class or series of the holders of Preferred Shares.

(bb)

Make any action that authorizes, creates, or issues shares of any class or series of stock having preference as to dividends or assets superior to or on parity with any class or series of Preferred Shares.

(cc)

Make any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any class or series of Preferred Shares.

(dd)	Amend, modify or terminate any VIE Contract.

20.2

Protection of Reserved Matters. Each of the Warrantors jointly and severally undertakes to each Investor that it shall exercise all its rights and powers in relation to the Company and the Group Companies so as to procure that, subject to applicable Law, no resolutions to approve, authorize and ratify any of the matters specified in Section 20.1 (the “Reserved Matters”) shall be considered or passed or effected at any meeting of Shareholders or otherwise without first obtaining Investor Consent.

20.3

Control of Directly Owned Subsidiaries. The Company will exercise or refrain from exercising any voting rights or other powers of Control which it may have in or over any of its directly owned subsidiaries (each a “Directly Owned Subsidiary”) so as to ensure that none of the actions set out in Section 20.1 will be taken by any such Directly Owned Subsidiary without the same prior approval as required under Section 20.1, insofar as it is not inconsistent with or contrary to the Laws of the jurisdiction in which such Directly Owned Subsidiary is organized. For this purpose, references in Section 20.1 to the Company shall be construed as references to such Directly Owned Subsidiary.

20.4

Control of Indirectly Owned Subsidiaries. The Company will cause each of its Directly Owned Subsidiaries to exercise or refrain from exercising any voting rights or other powers of Control (whether direct or indirect) which it may have in or over any company which is a Subsidiary of any Directly Owned Subsidiary, including, without limitation, Shanghai Caishuo, (each an “Indirectly Owned Subsidiary”) so as to ensure that none of the actions set out in Section 20.1 will be taken by such Indirectly Owned Subsidiary without the same prior approval as required under Section 20.1, insofar as it is not inconsistent with or contrary to the Laws of the jurisdiction in which such Indirectly Owned Subsidiary is organized. For this purpose, references in Section 20.1 to the Company shall be construed as references to such Indirectly Owned Subsidiary.

20.5	Obtaining a Qualified IPO or an Approved Sale.

(a)	The Company and the Founders undertake to the Investors, jointly and severally, to use reasonable endeavors to cause within 60 months from the Closing:

(i)	a Qualified IPO; or

(ii)	an Approved Sale.

(b)

If, pursuant to Section 20.1, the Shareholders have approved the Company’s plan to pursue an IPO that is reasonably expected to be a Qualified IPO, each of the Shareholders shall, and shall procure that its Affiliates and the Investor Representative(s) it appointed will, do and perform, or cause to be done and performed, all such acts and things, and shall execute and deliver all such agreements, certificates, instruments or documents, as the Company may reasonably request in order to consummate the Qualified IPO.

20.6

Investors’ Right to Participate in Underwritten Public Offering. If Shares or other securities of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) for the account of any Founder, any Shareholder or any holder of other securities of the Company, each holder of Preferred Shares shall have the right to include a pro-rata number of its Shares (based on the number of shares (on an as-if-converted basis) then held by such holder of Preferred Shares and other Shareholders selling in the offering) in the offering on terms and conditions no less favorable to the holders of Preferred Shares than to any other Person selling Shares or other securities in the offering.

20.7	Non-Competition; Dedication to Business.

(a)

Each of Mr. Wei Wang and Ms. Wei Lu undertakes to each of the Investors that for as long as he or she has any direct or indirect interest in any Group Company or is employed by a Group Company and for a period of 12 months after he or she ceases to be employed by a Group Company, he or she will not, without the prior written consent of an Investor Majority:

(i)

in the territory of PRC, the Hong Kong, the Macau Special Administrative Region and Taiwan either on his or her own account or through any of his or her Affiliates, or in conjunction with or on behalf of any other Person, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on the Business (as defined in the Series D Purchase Agreement), and any other business that the Board determines to be a material part of the business of the Group;

(ii)

either on his or her own account or through any of his or her Affiliates or in conjunction with or on behalf of any other Person solicit or entice away or attempt to solicit or entice away from any Group Company, the custom of any Person, firm, company or organization who is or shall at any time within 18 months prior to such cessation have been a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company;

(iii)

either on his or her own account or through any of his or her Affiliates or in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company any person who is or shall have been at the date of or within 12 months prior to such cessation an officer, manager, consultant or employee of any such Group Company whether or not such person would commit a breach of contract by reason of leaving such employment; and

(iv)

neither he or she nor any of their respective Affiliates will at any time hereafter, in relation to any trade, business or company use any business or trade name or any permutation, combination, derivation or part thereof now or hereafter used by any Group Company in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company, and shall use all reasonable endeavors to procure that no such name shall be used by any of his or her Affiliates or otherwise by any Person with which he or she is connected.

(b)

Each and every obligation under clause 20.7(a) of this Section 20.7 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such Section and any such deletion shall not affect the enforceability of the remainder parts of such Section.

(c)

The Parties agree that having regard to all the circumstances, the restrictive covenants contained clause 20.7(a) of this Section 20.7 are reasonable and necessary for the protection of the Group and the Shareholders, and further agree that having regard to those circumstances the said covenants and are not excessive or unduly onerous upon the Founders. However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the Group or the Shareholders, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.

(d)

Each of Mr. Wei Wang and Ms. Wei Lu further irrevocably covenants and undertakes that he or she shall devote substantially all of his or her working time and effort to the business and operations of the Group as carried on from time to time.

20.8

Nomination of Certain Officers. The Series B Investors (collectively), the Series C Investors (collectively), and MSPE shall each have a non-exclusive right to nominate Senior Managers for appointment by the Board or the boards of directors of any other Group Company, as the case may be.

20.9

HK Company. Within two (2) months after the Closing, Mr. Wei Wang shall have completed the transfer of all of the shares of the HK Company to the BVI Subsidiary, and the BVI Subsidiary shall be the legal and beneficial owner of all of the shares of the HK Company. As soon as practicable following the completion of the foregoing transfer and in any event no later than five (5) Business Days after the completion of the foregoing transfer, the BVI Subsidiary and Mr. Wei Wang shall cause the HK Company to sign an adherence deed to accede to the terms of this Agreement as a Party in form and substance acceptable to the Investor Majority.

21.	ESTABLISHMENT OF COMPENSATION COMMITTEE; ESOP.

(a)

The Board shall forthwith establish a compensation committee consisting of the MSPE Representative, the Series C Representative, the Largest Existing Investor Representative and one (1) Director appointed by the Founders (“Compensation Committee”). The Compensation Committee shall have the power and authority to administer the ESOPs and to grant options or other awards thereunder in accordance with such approval by the Board and the Shareholders, and shall have such other powers and authorities as the Board shall delegate to it. Any action of the Compensation Committee shall be by the affirmative vote of a majority of its members.

(b)

Subject to this Section 21, the Company shall, in addition to the Global Share Plan and the Series C Plan, establish an additional employee stock ownership plan (the “Series D Plan”), and the Compensation Committee shall propose the terms of the Series D Plan and all grants of awards thereunder to the Board, for approval and adoption by the Board and the Shareholders pursuant to this Agreement, including:

(i)	The Company shall reserve up to 40,384,740 Ordinary Shares which are issuable upon the exercise of options granted under the Series D Plan.

(ii)

Except as provided under this Section 21(b)(ii), the Company shall not grant any options or any other awards under the Series D Plan. The Company may grant options to its Senior Managers under the Series D Plan if (and only if):

(A)

the Annual Operating Revenue for the fiscal year of 2016 is RMB269,000,000 or more and the Annual After-Tax Net Profit for the fiscal year of 2016 is RMB37,130,000 or more, in which case the Company may grant options to purchase an aggregate of up to 12,115,422 Ordinary Shares to its Senior Managers under the Series D Plan;

(B)

the Annual Operating Revenue for the fiscal year of 2017 is RMB377,000,000 or more and the Annual After-Tax Net Profit for the fiscal year of 2017 is RMB56,130,000 or more, in which case the Company may grant options to purchase an aggregate of up to 12,115,422 Ordinary Shares to its Senior Managers under the Series D Plan; and

(C)

the Annual Operating Revenue for the fiscal year of 2018 is RMB528,000,000 or more and the Annual After-Tax Net Profit for the fiscal year of 2018 is RMB99,490,000 or more, in which case the Company may grant options to purchase an aggregate of up to 16,153,896 Ordinary Shares to its Senior Managers under the Series D Plan.

For purposes of this Section 21(b)(ii):

The “Annual Operating Revenue” for each fiscal year shall be the audited consolidated revenue of the Group as provided in or derived from the Annual Report for the same fiscal year and as reviewed and accepted by MSPE.

The “Annual After-Tax Net Profit ” for each fiscal year shall be the audited consolidated after-tax net income of the Group as provided in or derived from the Annual Report for the same fiscal year and as reviewed and accepted by MSPE.

(iii)	The exercise price per share for each option granted under the Series D Plan shall equal the Series D Issue Price.

(c)

Except pursuant to the ESOPs, the Company shall not grant any options or any other awards to any Person prior to the IPO. From and after the IPO, the Company may establish share incentive scheme for and grant share incentive awards to its Senior Managers other than the Founders, in accordance with applicable securities Laws and rules of the applicable securities exchange.

22.	MISCELLANEOUS.

22.1

Governing Law. Sections 7 through 16 of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, excluding those Laws that direct the application of the Laws of another jurisdiction. All other provisions of this Agreement shall be governed by, and construed in accordance with, the Laws of the Hong Kong, excluding those Laws that direct the application of the Laws of another jurisdiction.

22.2	Dispute Resolution.

(a)

Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(b)

The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be one arbitrator. The arbitrator shall be jointly appointed by the disputing parties or, failing which the Secretary-General of the HKIAC shall appoint the arbitrator.

(c)	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the HKIAC at the time of the arbitration.

(d)	The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong and shall not apply any other substantive Law.

(e)

Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f)	In the course of arbitration, the Parties shall continue to implement the terms of this Agreement except (as between the disputing parties) for the matters under arbitration.

(g)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(h)	Either party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

22.3

Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

22.4	Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

22.5

Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when printed confirmation sheet verifying successful transmission of the facsimile is generated by the sender’s machine, when sent by facsimile at the number set forth below (or hereafter amended by subsequent notice to the parties hereto); (c) five Business Days after deposit in the mail as certified mail, receipt requested, postage prepaid and addressed to the other party as set forth below; or (d) three Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth below, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To:	Any of the Warrantors

c/o CDP Holdings, Ltd

6F, Block A, Hi-Tech Building

No. 900 Yishan Road

Shanghai 200233

People’s Republic of China

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Chief Executive Officer

To:	Any of the Other Ordinary Shareholders

c/o CSV Capital Partners

Unit 15A, No. 168 Zhenning Road

Shanghai, China 200040

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Mr. Earl Yen

To:	Any of the Series A Investors

c/o CDP Holdings, Ltd

6F, Block A, Hi-Tech Building

No. 900 Yishan Road

Shanghai 200233

People’s Republic of China

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Chief Executive Officer

and

c/o CSV Capital Partners

Unit 15A, No. 168 Zhenning Road

Shanghai, China 200040

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Mr. Earl Yen

To:	Series B Investors

c/o Patricia Industries Inc

1177 Avenue of the Americas, 47th floor

New York, New York 10036

United States

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Mr. Michael Oporto

and

c/o Fidelity

Suite 2201, Level 22, Two Pacific Place

88 Queensway, Admiralty

Hong Kong

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Mr. Ted Chua

and

c/o Sumitomo Corporation Equity Asia Limited

6509, 65/F, The Center

99 Queen’s Road

Central

Hong Kong

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Ms Sophronia Low

To:	Series C Investors

c/o China Broadband Capital Partners II, L.P.

Unit 906, Level 9

Cyberport 2, 100 Cyberport Road

Hong Kong

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Mr. Liu Wei

and

IGC Asia Fund V, L.P.

1177 Avenue of the Americas

47th Floor

New York, New York 10036

United States of America

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Mr. Michael Oporto

and

CDP Management Holdings Limited

c/o CSV Capital Partners

Unit 15A, No. 168 Zhenning Road

Shanghai, China 200040

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Mr. Earl Yen

and

Don Xiangdong Ho

14th Floor, Hua Ning Plaza

300 Xuan Hua Road

Shanghai, China 200050

Telephone: [        ]

Email: [        ]

To:	MSPE

Level 40, International Commerce Centre,

1 Austin Road West,

Kowloon, Hong Kong

Facsimile: [        ]

Telephone: [        ]

Email: [        ]

Attention: Kingsley Chan

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 22.5 by giving the other parties written notice of the new address in the manner set forth above.

22.6

Amendment of Agreement. This Agreement may be amended at any time by a written instrument signed by: (i) the Company, (ii) holders of a majority of the Ordinary Shares, (iii) Series A Investors representing at least a majority of the Series A Preferred Shares then issued and outstanding, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series A Preferred Shares, (iv) the Series B Investors representing at least seventy (70) per cent of the Series B Preferred Shares then issued and outstanding, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series B Preferred Shares, (v) the Series C Investors representing at least a majority of the Series C Preferred Shares then issued and outstanding, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series C Preferred Shares, (vi) MSPE for so long as MSPE is a Shareholder. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

22.7

Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

22.8

Entire Agreement; Successors and Assigns. Except as specifically referenced in this Agreement, this Agreement, together with all Exhibits to this Agreement, constitute the entire contract among the Parties with respect to the subject matter of this Agreement. Any prior or contemporaneous agreement, discussion, understanding, or correspondence among the parties (including the Existing Shareholders’ Agreement and any prior representations or warranties given by the Parties) regarding the subject matter of this Agreement is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the Parties to this Agreement.

22.9

Conflict with Charter Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Memorandum and Articles or other constitutional documents, the parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

22.10	Assignability. Subject to Section 17, the rights and obligation under this Agreement shall not be assignable by any party without the prior written consent of all the other Parties.

22.11

Termination. The provisions of this Agreement, save for Sections 1, 2.2(b), 3.1(b), 5.6 and 5.7 (only with respect to a Prohibited Transfer in contravention of Section 5.6(b)(ii)), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 22 and 23 and other provisions that by their express terms survive termination, shall cease to have effect immediately upon a Qualified IPO and no parties shall have any rights or obligations under these provisions (save as excepted above) save for any obligations arising in connection prior to the Qualified IPO.

22.12

Exercise of Investor’s Rights. Any rights of any Investor under this Agreement may, without prejudice to the Investor to exercise any such rights, be exercised by any fund manager of such Investor or the nominees of such fund manager, unless such Investor has given notice to the other Parties that any such rights cannot be exercised by such fund manager or nominee of fund manager.

22.13

Several Liability of Holders of Preferred Shares. Each holder of Preferred Shares shall be severally (and not jointly and severally or jointly with any other Person) liable for its own obligations under this Agreement.

23.	CONFIDENTIALITY AND ANNOUNCEMENTS.

23.1

Disclosure of Terms. No Party shall, without the prior written approval of MSPE, make any announcement concerning or otherwise disclose or divulge any information concerning any Investor’s involvement with or interest in any Group Company including (without limitation) the subject matter and the terms and conditions set forth in the Transaction Documents, negotiations relating thereto, and information obtained pursuant to Section 2.2(a) hereof, which shall be confidential information (collectively, “Confidential Information”).

23.2	Permitted Disclosures. The prohibitions set out in Section 23.1 do not apply to:

(a)

information which was in the public domain or otherwise known to a Party (the “Disclosing Party”) before it was provided to the Disclosing Party by another Party, or entered the public domain otherwise than as a result of (a) a breach by the Disclosing Party of this Section 23, or (b) a breach of a confidentiality obligation by the another Person, where such breach was known to the Disclosing Party;

(b)

disclosure of Confidential Information which is legally compelled by any Law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority that is applicable to the Disclosing Party, and provided that the Disclosing Party shall promptly provide the other Parties with written notice of that fact, in accordance with Section 22.5, so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information to the extent requested by the other Parties hereto;

(c)

any information to any Investor’s and/or its fund manager’s and/or its Affiliate’s and/or its successor’s legal counsel, auditor, insurer, accountant, consultant, or to an officer, director, general partner, limited partner, fund manager, shareholder, investor, investment counsel or advisor, or employee of any Investor and/or its Affiliate and/or its successor; provided, however, that any counsel, auditor, insurer, accountant, consultant, officer, director, general partner, limited partner, fund manager, shareholder, investor, investment counsel or advisor, or employee shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by professional ethics, Law or otherwise;

(d)	any information for fund and inter-fund reporting purposes;

(e)	any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company;

(f)	any information to a bona fide prospective investor of a successor fund of North Haven Private Equity Asia IV, L.P; or

(g)	information disclosed by any Investor Representative to the Investor that appointed it.

23.3

Founders’ Obligations. The Company shall cause the observance of this Section 23 by each Group Company, shall allow access to Confidential Information only to directors, officers and employees of the Group Companies whose duties require them to possess such Confidential Information, and shall take all reasonable steps to minimize the risk of disclosure of Confidential Information.

23.4

Other Information. The provisions of this Section 23 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

CDP HOLDINGS, LTD

By:	/s/ Wei Wang
Name:	WEI WANG
Title:	Director

CDP GROUP LIMITED

By:	/s/ Wei Wang
Name:	WEI WANG
Title:	Director

[Signature Page to Shareholders’ Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

CDP INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. (薪得付信息技术(上海)有限公司)	CDP INFORMATION TECHNOLOGY (SUZHOU INDUSTRIAL PARK) CO., LTD.
(薪得付信息技术(苏州工业园区)有限公司)

By:	/s/ Wei Wang	By:	/s/ Wei Wang

Name: WEI WANG	Name: WEI WANG
Title: Legal Representative	Title: Legal Representative

KUNSHAN CDP INFORMATION TECHNOLOGY CO., LTD. (昆山薪得付信息技术有限公司)	SHANGHAI CAISHUO HUMAN RESOURCES INFORMATION CONSULTING CO., LTD.
(上海才烁人才信息咨询有限公司)

By:	/s/ Wei Wang	By:	/s/ Qiuwen Wang

Name: WEI WANG	Name: QIUWEN WANG
Title: Legal Representative	Title: Legal Representative

SHANGHAI CAISHUO HUMAN RESOURCES SERVICE CO., LTD.	NINGBO CAISHUO HUMAN RESOURCES SERVICE CO., LTD.
(上海才烁人力资源服务有限公司)	(宁波才烁人力资源服务有限公司)

By:	/s/ Qiuwen Wang	By:	/s/ Qiuwen Wang

Name: QIUWEN WANG	Name: QIUWEN WANG
Title: Legal Representative	Title: Legal Representative

KUNSHAN CAISHUO HUMAN RESOURCES SERVICE CO., LTD.	SHANGHAI CDP HUMAN RESOURCES MANAGEMENT CO., LTD.
(昆山才烁人力资源服务有限公司)	(上海薪得付人力资源管理有限公司)

By:	/s/ Wei Wang	By:	/s/ Wei Lu

Name: WEI WANG	Name: WEI LU
Title: Legal Representative	Title: Legal Representative

[Signature Page to Shareholders’ Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

GARAMOND PARTNERS LIMITED

By:	/s/ Wei Wang	/s/ Wei Wang
Name:	WEI WANG	WEI WANG
Title:	Director

/s/ Wei Lu
WEI LU

[Signature Page to Shareholders’ Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

OTHER ORDINARY SHAREHOLDERS REFERRED TO IN THE PREAMBLE:

HAN’S HOLDINGS GROUP LIMITED		FUNCTION INVESTMENT HOLDINGS LIMITED

By:	/s/ Earl C. Yen		/s/ Earl C. Yen
Name:	EARL C. YEN	Name:	EARL C. YEN
Title:	AUTHORIZED SIGNATORY	Title:	AUTHORIZED SIGNATORY

MUTIARA GLOBAL HOLDINGS LIMITED

By:	/s/ Soh Kay Meng
Name:	Soh Kay Meng
Title:	Director

[Signature Page to Shareholders’ Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

SERIES A INVESTORS REFERRED TO IN THE PREAMBLE:

CDP MANAGEMENT HOLDINGS LIMITED

By:	/s/ Earl C. Yen	/s/ Don Xiangdong Ho
Name:	EARL C. YEN	DON XIANGDONG HO
Title:	AUTHORIZED SIGNATORY

/s/ Mei Ye		/s/ Jiusu Zhao
MEI YE		JIUSU ZHAO

/s/ Xuan Richard Gu
XUAN RICHARD GU

[Signature Page to Shareholders’ Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

SERIES B INVESTORS REFERRED TO IN THE PREAMBLE:

INVESTOR INVESTMENTS ASIA LIMITED		INVESTOR GROUP ASIA L.P.
By Investor Growth Capital Asia LLC, its general Partner

By:	/s/ Michael V Oporto	By:	/s/ Michael V Oporto
Name:	Michael V Oporto	Name:	Michael V Oporto
Title:	Director	Title:	Secretary

FIDELITY ASIA VENTURES FUND L.P.		FIDELITY ASIA PRINCIPALS FUND L.P.

By:	/s/ Neal Turchiaro	By:	/s/ Andrew Knights
Name:	Neal Turchiaro	Name:	Andrew Knights
Title:	Director	Title:	Director

SUMITOMO CORPORATION EQUITY ASIA LIMITED

By:	/s/ Hazumu KAKINOKI
Name:	Hazumu KAKINOKI
Title:	Managing Director

[Signature Page to Shareholders’ Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

SERIES C INVESTORS REFERRED TO IN THE PREAMBLE:

CHINA BROADBAND CAPITAL PARTNERS II, L.P.

By:	/s/ Liu Wei	/s/ Don Xiangdong Ho
Name:	LIU WEI	DON XIANGDONG HO
Title:	Partner

IGC ASIA FUND V, L.P. By Investor Growth Capital Asia LLC, its general partner

By:	/s/ Michael V Oporto
Name:	Michael V Oporto
Title:	Secretary

CDP MANAGEMENT HOLDINGS LIMITED

By:	/s/ Earl C. Yen
Name:	EARL C. YEN
Title:	AUTHORIZED SIGNATORY

[Signature Page to Shareholders’ Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

North Haven Private Equity Asia Cleveland Company Limited

By:	/s/ Ivan John Sutlic
Name:	Ivan John Sutlic
Title:	Director

[Signature Page to Shareholders’ Agreement]